SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GMX RESOURCES INC.

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GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2010

TO THE SHAREHOLDERS OF GMX RESOURCES INC.:

The Annual Meeting of Shareholders of GMX RESOURCES INC. (referred to herein as the “Company” or “GMX”), will be held on Thursday, May 20, 2010, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are elected and qualified.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the maximum number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares.

3.	To approve an amendment to the Company’s 2008 Long-Term Incentive Plan (“LTIP”) to increase the maximum number of shares of Common Stock issuable under the LTIP from 750,000 shares to 1,750,000 shares.

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

5.	To transact such other business as may come before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.

Shareholders of record of Common Stock at the close of business on March 31, 2010, are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Merrill, Secretary

Oklahoma City, Oklahoma

April     , 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2010

This proxy statement, this notice of annual meeting, a form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2009, are all available free of charge on our website at

http://gmxresources.com/2010proxy

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 Annual Meeting. Shareholders who hold shares of our Common Stock through a broker, bank or other financial institution receive proxy materials before each shareholder meeting. In the past, if you did not transmit your voting instructions before the shareholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered routine.

Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the enclosed proxy. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the proxy to vote your shares.

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or financial institution where you hold your shares. The SEC also has a web site (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.

GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2010

The following information is furnished in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) of GMX RESOURCES INC., an Oklahoma corporation (“GMX” or the “Company”), to be held on Thursday, May 20, 2010, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114. This proxy statement and the enclosed proxy will be mailed on or about April 19, 2010, to holders of record of shares of our Common Stock, par value $0.001 per share (“Common Stock”), as of the record date.

The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on March 31, 2010. On that date, the Company had outstanding 31,288,508 shares of Common Stock. Shareholders holding shares of Common Stock are entitled to one vote per share for matters submitted to them for their approval.

The enclosed proxy for the Annual Meeting is being solicited by the Company’s board of directors (the “Board”). The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons representing beneficial owners for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board has fixed the number of directors constituting the Board at seven and has nominated the current seven members of the Board for re-election. Currently, directors are elected annually for a term of one year.

Each nominee, if elected, will hold office until the expiration of his term and until his successor is duly elected and qualified, or until such nominee’s earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares of Common Stock represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the Board and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Election Threshold

The seven nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” the named nominees.

The nominees for election to the Company’s Board and their respective business backgrounds are as follows:

Name	Age	Position(s) Currently Held	Director of GMX Since
Ken L. Kenworthy, Jr.	53	Chief Executive Officer, Chairman and Director	1998
T. J. Boismier	75	Director	2001
Thomas G. Casso	52	Director	2010
Michael G. Cook	65	Director	2010
Steven Craig	53	Director	2001
Ken L. Kenworthy, Sr.	74	Director	1998
Jon W. “Tucker” McHugh	65	Director	2005

Unless otherwise disclosed below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of GMX.

Ken L. Kenworthy, Jr. is a co-founder of GMX and has been Chairman and Chief Executive Officer since the Company’s inception in 1998. Mr. Kenworthy, Jr. also served as the Company’s President from the Company’s inception in 1998 until his resignation from such position effective June 1, 2009. Prior to the founding of GMX, in 1982 he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when the company was sold. From 1995 until he founded GMX in 1998, Mr. Kenworthy, Jr. was a private investor. From 1980 to 1984, he was a partner in Hunt-Kenworthy Exploration which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration (also known as Ensearch Exploration), Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma for ten years before it was sold in 1996 to what is now Bank of America. He has been a member of the American Association of Petroleum Geologists for 33 years.

T. J. Boismier is founder, President and Chief Executive Officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma, which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company’s initial public offering.

Thomas G. Casso became a director of the Company in April 2010. Mr. Casso presently serves as a senior officer of Toni Brattin & Co., Inc., a privately held international marketing firm. He previously served as the Executive Director of the Catholic Foundation of Oklahoma, a philanthropic foundation supporting the Archdiocese of Oklahoma City, from 2005 to 2009. Prior to serving in this position, Mr. Casso was Executive Vice President/General Manager and co-owner of Bryson, Inc., an Anheuser-Busch beer wholesaler with approximately $75 million of annual sales. As a result of these positions, Mr. Casso has significant experience in operations, administration and finance. Mr. Casso holds a Bachelor’s degree in marketing and a Master’s degree in Business Administration — Finance from the University of Missouri — St. Louis.

Michael G. Cook became a director of the Company in March 2010. Mr. Cook is the principal owner of Cook Energy LLC, a privately held energy investment firm. He has extensive experience with oil and natural gas firms, including prior employment as an executive officer of three different exploration and production companies with responsibilities in administration, finance, operations and engineering. Mr. Cook received a Bachelor’s degree in geology from the University of Iowa in 1969.

Steven Craig is the Chief Energy Analyst for Elliott Wave International, a securities market research and advisory company located in Gainesville, Georgia, which is one of the world’s largest independent providers of market research and technical analysis. As Chief Energy Analyst, Mr. Craig provides in-depth analysis and price forecasts of the major NYMEX energy markets to an institutional clientele that spans the gamut of the energy industry. Prior to joining Elliott Wave International in January 2001, he provided risk management services to Central and South West, one of the largest natural gas consumers in the U.S. prior to its merger with American Electric Power in June 2000, and former independent oil and gas producer Kerr-McGee. He became a director in August 2001.

Ken L. Kenworthy, Sr. is a co-founder of GMX and was its Executive Vice President and Chief Financial Officer from the Company’s inception in 1998 until his retirement in 2008. Mr. Kenworthy, Sr. has been a director of the Company since 1998. From 1993 to 1998, he was principal owner and Chairman of Granita Sales Inc., a privately-held frozen beverage manufacturing and distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a company that manufactured and sold road-building equipment and was listed on the New York Stock Exchange prior to its acquisition by Terex Corporation in 2001. He has held several accounting industry positions including past president of the Oklahoma City Chapter, National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.

Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr.

Jon W. “Tucker” McHugh became a director of the Company in January 2005. Since 1997, Mr. McHugh has been Senior Vice President Commercial Lending at First Commercial Bank in Edmond, Oklahoma. He has over 37 years banking experience in commercial lending. He holds an undergraduate degree from Oklahoma State University and a Masters of Business Administration from the University of Oklahoma. He is a retired naval officer and was Co-Chair of The USS Oklahoma Memorial at Pearl Harbor in Oahu, Hawaii, which was dedicated December 7, 2007.

Specific Attributes, Experience, Qualifications and Skills of Directors

The Board has determined that, given the business of the Company and the issues that the Company confronts, it needs several core competencies among the directors, including the following core competencies: current or prior experience as a senior officer or director of a public company or other substantial management or risk management experience; expertise in petroleum geology, engineering or other relevant experience in the oil and natural gas industry; and finance and accounting experience.

The Nominating/Corporate Governance Committee has reviewed with the Board the specific attributes, experience, qualifications and skills of each of the directors, all of whom are nominees for reelection as a director at the Annual Meeting. The Nominating/Corporate Governance Committee has concluded that each director has the appropriate characteristics and skills required for Board membership and that each director possesses an in-depth knowledge of the Company’s business and strategy. The Nominating/Corporate Governance Committee further believes that our Board is composed of well-qualified and well-respected individuals who, as a whole, cover the core competencies that our Board has identified. The experience and the key competencies of our directors, as considered and reviewed by the Nominating/Corporate Governance Committee, are as follows:

Management Experience: We believe that each of Messrs. Kenworthy, Jr., Boismier, Casso, Cook, Craig, Kenworthy, Sr. and McHugh have appropriate current or prior management or risk management experience, as described in more detail in their respective biographical information above.

Oil and Natural Gas Industry Experience: We believe that each of Messrs. Kenworthy, Jr., Cook, Craig and Kenworthy, Sr. have appropriate qualifications relating to the oil and natural gas industry, as described in more detail in their respective biographical information above.

Finance and Accounting Experience: We believe that each of Messrs. Casso, McHugh and Kenworthy, Sr. have appropriate finance or accounting experience, as described in more detail in their respective biographical information above.

CORPORATE GOVERNANCE MATTERS

The Board uses the independence standards of The New York Stock Exchange (“NYSE”) corporate governance standards for determining whether directors are independent. The Board additionally follows the rules of the Securities and Exchange Commission (“SEC”) and the NYSE in determining independence for Audit Committee members. The Board has determined that each of Messrs. Boismier, Casso, Cook, Craig and McHugh are independent under both the NYSE and SEC rules for purposes of service on the Board and on the Audit, Compensation and Nominating/Corporate Governance Committees. Members of each committee are elected annually by the Board and serve one-year terms and until their successors are elected and qualified.

During the year ended December 31, 2009, the Board met or acted by unanimous consent 20 times. All directors in office at the time of such meetings attended all of the meetings of the Board held during 2009. The Company does not have a specific policy regarding Board members’ attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meetings. At the 2009 annual meeting of shareholders, all directors then serving on the Board attended the meeting.

Board Committees

The Company’s Board has established an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee, each of which consisted of Messrs. Boismier, Craig, and McHugh during 2009. All committee members attended all of the meetings of such committees held during 2009.

The Audit Committee’s functions include approving the engagement of the Company’s independent registered public accounting firm, reviewing with such firm the results and scope of its auditing engagement, establishing procedures for the treatment of complaints regarding accounting, internal accounting control or auditing matters, and various other matters. This committee met or acted by unanimous consent 10 times in 2009. The Board has determined that Mr. McHugh qualifies as a “financial expert” as defined by the rules of the SEC based on his experience and education.

The Nominating/Corporate Governance Committee’s function is to assist the Board in selecting and screening nominees for the Board and to oversee various corporate governance matters as described in more detail below. This committee met or acted by unanimous consent two times in 2009.

The Compensation Committee is responsible for the annual review and approval of corporate goals and objectives relevant to the compensation of our chief executive officer (“CEO”), evaluation of the performance of the CEO in light of these goals and objectives and approval of the amounts and individual elements of total compensation for the CEO based on this evaluation. In addition to determining the total compensation of the CEO, the Compensation Committee also approves the compensation of the Company’s other executive officers. Our CEO makes recommendations to the Compensation Committee with respect to the CEO’s own compensation as well as the compensation of the Company’s other executive officers, but the final decisions with respect to such compensation are made by the Compensation Committee. During 2009, the Compensation Committee met or acted by unanimous consent three times.

In addition to its role in determining the compensation of our CEO and our other executive officers, the Compensation Committee has the authority to:

•

periodically evaluate, in conjunction with the CEO, and make recommendations to the Board regarding the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our compensation objectives as to participation, annual incentive awards, corporate financial goals, actual awards paid to our executive officers, and total funds reserved for payment under the compensation plans, if any;

•

periodically evaluate, in conjunction with the CEO, existing equity-related executive compensation plans as well as potential equity-related plans and make recommendations to the Board based on the committee’s evaluation; and

•

periodically evaluate and make recommendations to the Board regarding annual retainer and meeting fees for members of the Board and committees of the Board and the terms and awards of any stock compensation to members of the Board.

If the Board so approves, the Compensation Committee has the sole authority to retain or terminate consultants, including the authority to approve the consultants’ fees and other retention terms. During 2009, the Compensation Committee retained Longnecker & Associates as a compensation consultant. For information about the role of Longnecker & Associates in evaluating our executive compensation, see “Compensation Discussion and Analysis — Compensation Processes.” The Company’s Compensation Committee Charter was amended during 2009. A copy of the amended and restated Compensation Committee Charter is included as Appendix D to this proxy statement.

Compensation Committee Interlocks and Insider Participation

As stated above, Messrs. Boismier, Craig and McHugh were the members of our Compensation Committee in 2009. None of these individuals has ever been an officer or employee of the Company or any subsidiary. Additionally, none of our executive officers serves on the compensation committee or board of directors of any entity that has one or more of such entity’s executive officers serving on our Board.

Corporate Governance Guidelines and Communications with the Board

The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is applicable to all employees and directors, including the Company’s principal executive, financial and accounting officers. The Company has also adopted Corporate Governance Guidelines that apply to all directors. A copy of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines as well as the charters for the Audit, Compensation and Nominating/Corporate Governance Committees are available at the Company’s web site, www.gmxresources.com. The Company intends to disclose amendments to, or waivers from, its Code of Business Conduct and Ethics and its Corporate Governance Guidelines by posting to its web site. The Company’s Audit Committee Charter was amended during 2009. A copy of the amended and restated Audit Committee Charter is included as Appendix C to this proxy statement.

NYSE rules require that the Company’s non-management directors meet in executive session on a regular schedule. The Company provides the non-management directors with the opportunity to meet in executive session before or after every Board meeting. Mr. McHugh presides at all of these executive sessions. The independent directors also meet in executive session once per fiscal year. Interested parties may contact Mr. McHugh by e-mail through our website at www.gmxresources.com.

The Company’s Nominating/Corporate Governance Committee Charter provides that any person, including any shareholder, desiring to communicate with, or make any concerns known to, the Company, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to the Company’s Corporate Secretary, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to the Company. The Company’s Corporate Secretary is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company will establish the authenticity of any communication or concern before forwarding it to the addressee. Under the Nominating/Corporate Governance Committee Charter, the Company is not obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.

The Company’s Nominating/Corporate Governance Committee Charter provides that the Nominating/Corporate Governance Committee is responsible for assessing the skills and characteristics of Board members and for screening potential Board candidates. The criteria for nomination of directors are set forth in the Nominating/Corporate Governance Committee Charter, and the Charter does not address specific minimum qualifications or skills that a nominee or Board member must have. The Nominating/Corporate Governance Committee considers the diversity of our incumbent directors as well as the diversity of any director nominees, including diversity of background and experience as well as ethnic and other forms of diversity. We do not, however, have any formal policy regarding diversity in identifying nominees for directorships, but rather, we consider it among the various factors relevant to any particular nominee. The process used by the Nominating/Corporate Governance Committee for identifying and evaluating nominees for the Company’s Board consists of reviewing qualifications of candidates suggested by management, other Board members or shareholders.

Under the Nominating/Corporate Governance Committee Charter, the Nominating/Corporate Governance Committee will consider recommendations from shareholders for nomination as a Board member. Any such recommendation should be addressed to the Company’s Corporate Secretary and should contain (i) the name, address and telephone number and number of shares owned by the shareholder making the recommendation and a statement that the shareholder has a good faith intent to remain as a shareholder until the Company’s next annual meeting of shareholders; (ii) the information about the proposed nominee that would be required to be disclosed by the applicable rules of the SEC if the nominee were nominated; (iii) a description of any relationship between the nominee and the shareholder making the recommendation; (iv) any additional information that the shareholder desires to submit addressing the reasons that the nominee should be nominated for election as a director; and (v) a consent of the nominee to be interviewed by the Nominating/Corporate Governance Committee if requested and to serve on the Board if nominated and elected. Any recommendation should be submitted at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior annual meeting of shareholders. There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from shareholders and, accordingly, is unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees. We anticipate, however, that the Nominating/Corporate Governance Committee would evaluate all nominees in the same manner regardless of the source of the recommendation.

The Company’s Nominating/Corporate Governance Committee Charter was amended in 2009. A copy of the amended and restated Nominating/Corporate Governance Committee Charter is included as Appendix E to this proxy statement.

Board Leadership Structure and Role in Risk Oversight

There are currently seven members of the Board. Mr. Ken Kenworthy, Jr. currently serves as Chairman of the Board and Chief Executive Officer. We do not have a lead independent director. We believe that the number of independent, experienced directors that make up our Board benefits the Company and its shareholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. We believe GMX, like many U.S. companies, has been well-served by this leadership structure.

In accordance with NYSE requirements, our Audit Committee is responsible for overseeing risk analysis and risk management procedures. The Audit Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to our major financial risk exposures and the steps management has taken to monitor and control such exposures. At each meeting of the Audit Committee, the officers of the Company provide information to the Audit Committee addressing issues related to risk analysis and risk management. In addition to the risk oversight exercised by the Audit Committee of the Board, the Compensation Committee and the Nominating/Corporate Governance Committee both regularly exercise oversight related to risks associated with responsibilities of the respective Committee. For example, the Compensation Committee has reviewed what risks, if any, could arise from the Company’s compensation policies and practices, and strives to create incentives that are not reasonably likely to have a material adverse effect on the Company. Likewise, the Nominating/Corporate Governance Committee periodically provides oversight respecting risks associated with the Company’s corporate governance policies and practices. The Board believes that the risk management processes in place for the Company are appropriate.

Director Compensation

The following table summarizes the compensation of nonemployee directors in 2009. No information is included in the table and discussion that follows with respect to Messrs. Casso or Cook, as they were not directors of the Company during 2009.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
T. J. Boismier	$86,500	$187,498	$13,032	$287,030
Steven Craig	90,400	187,498	—	277,898
Ken L. Kenworthy, Sr.	84,000	187,498	19,850	291,348
Jon W. “Tucker” McHugh	106,000	187,498	—	293,498

(1)

Standard compensation for nonemployee directors in 2009 consisted of payments made to such directors for each Board and committee meeting attended and attendance at the 2009 annual meeting of shareholders. The payments consisted of a $3,000 monthly retainer, $2,000 for each Board meeting attended, $1,500 for each Audit Committee meeting attended, $500 for each Compensation or Nominating/Corporate Governance Committee meeting attended and $1,000 for each consent executed in lieu of a meeting. The chairman and secretary of the Audit Committee received $500 and $400, respectively, for each Audit Committee meeting that they attended. The chairman and secretary of the Nominating/Corporate Governance Committee received $500 and $400, respectively, for each Nominating/Corporate Governance Committee that they attended. The chairman and secretary of the Compensation Committee received $500 and $400, respectively, for each Compensation Committee meeting that they attended. Directors who are also our employees receive no additional compensation for their services as directors.

(2)

Beginning in 2008, we have made grants of restricted Common Stock to our nonemployee directors pursuant to our Long-Term Incentive Plan. The amount set forth in the table is the aggregate grant date fair value attributable to these grants pursuant to FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of these grants of restricted Common Stock, please see Note K to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)

For Mr. Boismier, all other compensation includes $13,032 for personal use of company aircraft and for Mr. Kenworthy Sr., all other compensation includes $5,580 for personal use of company aircraft and $14,270 for country club dues.

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

The Audit Committee has approved Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2010. Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to the shareholders to respond to appropriate questions.

Smith Carney & co., p.c. (“Smith Carney”) was the Company’s independent registered public accounting firm for the year ending December 31, 2009, until their dismissal on November 30, 2009. Effective November 30, 2009, Grant Thornton was appointed as the Company’s independent registered public accounting firm for the remainder of the year ending December 31, 2009. Representatives of Smith Carney are not expected to be present at the Annual Meeting, but they will be given the opportunity to make a statement if they attend and so desire. Unless such representatives attend the Annual Meeting, they will not be available to the shareholders to respond to appropriate questions.

Smith Carney did not provide an audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2009, as Smith Carney was dismissed prior to the end of such year. Smith Carney’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2008 (as restated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009), did not contain an adverse opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, but such report did note the restatement of the Company’s 2008 consolidated financial statements relating to the correction of material misstatements. In addition, such report contained a disclaimer of opinion regarding certain retrospective adjustments to the Company’s 2008 consolidated financial statements for accounting principles adopted by the Company effective as of January 1, 2009, since these adjustments were audited by Grant Thornton rather than Smith Carney. Smith Carney’s report did not otherwise contain any disclaimer of opinion. The Audit Committee approved the dismissal of Smith Carney on November 30, 2009. During the years ended December 31, 2008 and 2009, there were no disagreements with Smith Carney on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Smith Carney, would have caused Smith Carney to make reference to the subject matter of such disagreements in connection with its report on the Company’s consolidated financial statements as of and for such periods. Further, during the years ended December 31, 2008 and 2009, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, with respect to Smith Carney. During the year ended December 31, 2008 and the portion of 2009 prior to the date upon which Grant Thornton was engaged by the Company, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company has provided Smith Carney and Grant Thornton with a copy of the disclosures made in this proxy statement.

Audit and Other Fees

The following table sets forth the fees billed by our independent auditor, Grant Thornton for 2009:

Type	2009
Audit fees	$465,117
Audit related fees	—
Tax fees	—
All other fees	—

Total	$465,117

As necessary, the Audit Committee considers whether the provision of non-audit services by our independent auditors is compatible with maintaining auditor independence. The Audit Committee has adopted a policy that requires pre-approval of all audit and non-audit services, and the Audit Committee pre-approved all audit and non-audit services performed by our independent auditors in 2009.

Fees for audit services include fees associated with our annual consolidated audits, and the review of our quarterly reports on Form 10-Q. Audit fees would also include fees for services associated with the preparation of comfort letters and consents and assistance with and review of documents filed with the SEC. Audit-related fees principally include accounting consultations. Tax fees include fees for tax compliance, tax advice and tax planning related to federal and state tax matters. Due to the appointment of Grant Thornton in November 2009, the Company was not billed by Grant Thornton for any audit related fees, tax fees, or fees associated with the preparation of comfort letters and consents and assistance with and review of documents filed with the SEC.

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with such independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm and its review of the representation of management and the report of such independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Audit Committee

PROPOSAL NO. 2:

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board has approved and recommended that the shareholders approve an amendment of Article FOURTH of the Company’s Certificate of Incorporation to increase the maximum number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares (the “Certificate Amendment”). A copy of the proposed Certificate Amendment is attached to this proxy statement as Appendix A and is considered a part of this proxy statement. If approved, the Certificate Amendment will take effect immediately following the Annual Meeting.

Our Certificate of Incorporation currently authorizes us to issue up to a total of 60,000,000 shares of capital stock, 50,000,000 of which is designated for Common Stock, and 10,000,000 of which is designated for preferred stock, par value $0.001 per share (“Preferred Stock”). If the Certificate Amendment is approved, our Certificate of Incorporation will authorize us to issue a total of 110,000,000 shares of capital stock, 100,000,000 of which will be designated for Common Stock, and 10,000,000 of which will be designated for Preferred Stock. As of March 31, 2010, 31,208,588 shares of Common Stock were issued and outstanding, 9,022,950 were reserved for issuance under our securities convertible or exercisable into shares of Common Stock and 160,365 were reserved for issuance in future awards under our LTIP (before giving effect to the LTIP Amendment described below in Proposal No. 3) and Stock Option Plan, leaving 9,608,097 shares of Common Stock unissued and unreserved.

All shares of our Common Stock, including those currently authorized and those that would be authorized by the proposed Certificate Amendment, are equal in rank and have the same voting, dividend and liquidation rights. There are no preemptive rights associated with these shares. The issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of existing shareholders of GMX.

Reasons for the Increase

The Board believes that the Certificate Amendment is desirable to increase the number of authorized shares of Common Stock available for issuance from time to time, without further action or authorization by the shareholders (except as may be required by applicable law or the rules of the New York Stock Exchange or any stock exchange on which the Company’s Common Stock is then listed), for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders.

The proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility to raise additional capital. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. We have no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the proposed increase in the number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the increase in authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The increased capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Oklahoma corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Effects of the Increase

If the Certificate Amendment is approved, the number of authorized but unissued shares of Common Stock relative to the number of issued shares of Common Stock will be increased. This increased number of authorized but unissued shares of Common Stock could be issued by the Board without further shareholder approval, which could result in dilution to the holders of Common Stock.

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction. However, the increase in authorized capital stock has not been proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company. The Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Because neither our Certificate of Incorporation nor the Oklahoma General Corporation Act affords the Company’s shareholders preemptive rights to subscribe to additional securities that may be issued by the Company, our shareholders will not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

Approval Threshold

To be effective, the Certificate Amendment must be approved at the Annual Meeting by the holders of a majority of the Company’s outstanding Common Stock.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” the approval of the Certificate Amendment.

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN

TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE

The Company’s 2008 Long-Term Incentive Plan (“LTIP”) is intended as an incentive to managerial and other employees of the Company and its subsidiaries. Its purposes are to retain employees, to attract new employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The LTIP is also intended to provide incentive to consultants and certain directors of the Company and its subsidiaries. The LTIP was originally adopted in May 2008. As of March 31, 2010, 613,635 of the 750,000 shares authorized for issuance in connection with awards under the LTIP had been issued pursuant to the issuance of restricted stock grants, leaving 136,365 shares available for future grants. The LTIP expires on May 27, 2018.

The Board has adopted, subject to shareholder approval, an amendment and restatement of the LTIP to increase the maximum number of shares of Common Stock in respect of which grants may be awarded under the LTIP from 750,000 shares to 1,750,000 shares (the “LTIP Amendment”). A copy of the proposed LTIP Amendment is attached to this proxy statement as Appendix B and is considered a part of this proxy statement. If approved, the LTIP Amendment will take effect immediately following the Annual Meeting.

Reasons for the Increase

The LTIP Amendment was adopted in order to ensure that the Company will continue to have appropriate flexibility with respect to equity incentive compensation of its directors, officers, employees and other service providers. The Board considers the Company’s ability to offer competitive compensation opportunities, including long-term equity based compensation, as a critical component of the Company’s management recruitment and retention strategy. The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our Common Stock by employees and directors, and to promote our success by providing both rewards for exceptional performance and long-term incentives for future contributions to the Company.

The Board also believes equity compensation is a useful method by which to align the interests of management with the interests of the Company’s shareholders. Equity compensation fosters an employee ownership culture and motivates employees to create shareholder value. It also promotes a focus on long-term value creation, because equity compensation awards are usually subject to vesting and/or performance requirements and generally provide higher values to employees when held for longer terms.

In the absence of available shares for equity compensation grant purposes, the Company may need to increase cash compensation to its employees in order to retain them. The Board believes this is disadvantageous to the Company primarily for two reasons. First, an increase in cash compensation reduces the Company’s operating cash flow, which could be better utilized in the Company’s operations. Secondly, cash compensation does not necessarily align the recipient’s interests with those of the Company’s shareholders to the same degree as stock-based compensation.

At March 31, 2010, there were approximately 136,365 shares of our Common Stock remaining available for issuance under the LTIP. At the current rate of issuance, which was 541,608 shares over the course of 2009, the number of shares available for grants will be depleted in less than one year. The increase of available shares under the LTIP by 1,000,000 shares to a total of 1,750,000 shares, when added to the number of shares of our Common Stock issued pursuant to or issuable under outstanding stock options granted under our older Stock Option Plan maintained by the Company but no longer being actively used for equity compensation grants, will result in a percentage of the total number of shares subject to equity compensation plans of approximately 7.9% of our outstanding common stock, on a fully diluted basis, as of March 31, 2010. We believe this percentage is appropriate and in line with our peers in the oil and natural gas exploration and production business.

Description of the LTIP

The following description of the LTIP is a summary. Please refer to Appendix B for a complete description of the LTIP and its terms.

Administration. The Compensation Committee of the Company (the “Committee”) has authority to administer the LTIP; provided, however, the Board has retained the exclusive power to select nonemployee directors to participate in the LTIP and to determine the type, number and terms of awards granted to nonemployee directors. The Committee shall administer all other aspects of the awards made to our nonemployee directors. For purposes of the LTIP, the term “Committee” shall also refer to the Board with respect to awards granted to nonemployee directors. The Committee may designate persons, other than members of the Committee (including certain officers of the Company), to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of awards to, persons subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code (the “Code”).

Effectiveness of the LTIP. The LTIP was adopted by the Board to be effective as of the date of shareholder approval to be effective for ten years thereafter, unless earlier terminated as provided for in the LTIP. The LTIP was approved by the shareholders of the Company on May 28, 2008 and therefore the LTIP shall be effective until May 27, 2018. Despite any early termination of the LTIP, it shall continue in effect until all matters relating to the payment and administration of outstanding awards have been settled.

Shares Subject to the LTIP. The maximum number of shares of Common Stock reserved for issuance under the LTIP with respect to awards granted pursuant to the terms of the LTIP is 750,000. If the LTIP Amendment is approved, the maximum number of shares of Common Stock reserved for issuance under the LTIP with respect to awards granted pursuant to the terms of the LTIP will be 1,750,000. The shares subject to the LTIP consist of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock shall be deemed to have been issued under the LTIP only to the extent actually issued and delivered pursuant to an award. Any shares of Common Stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged for awards not involving shares of Common Stock, shall be available again for grant under the LTIP and shall not be counted against the shares of Common Stock reserved for issuance under the LTIP. In addition, shares of Common Stock issued under the LTIP and forfeited back to the LTIP, surrendered in payment of the exercise price or purchase price of an award, or withheld for payment of applicable employment taxes and/or withholding obligations associated with an award shall again be available for the grant of an award under the LTIP. A maximum of 750,000 shares of Common Stock reserved for issuance under the LTIP may be granted as incentive stock options. All of the shares of Common Stock reserved for issuance under the LTIP from time to time may be granted as incentive stock options.

Eligibility. All of the employees of the Company and its subsidiaries and all nonemployee directors of, and consultants to, the Company and its subsidiaries are eligible to participate in the LTIP. The Committee will determine in accordance with the LTIP the persons to whom awards are granted and the size and other terms of awards. No employee of the Company or any subsidiary is entitled to receive an award unless determined by the Committee.

Awards under the LTIP. The LTIP provides for the grant of options (including both incentive stock options nonqualified stock options), restricted stock awards, bonus stock awards, stock appreciation rights (“SARs”), performance units and performance bonuses to eligible employees and the grant of nonqualified stock options, restricted stock awards, bonus stock awards, SARs and performance units to consultants and nonemployee directors.

Awards granted under the LTIP are subject to the following: (a) the aggregate number of shares of Common Stock made subject to the grant of options and/or SARs to any eligible employee in any calendar year may not exceed 200,000 shares; (b) the aggregate number of shares of Common Stock made subject to the grant of restricted stock awards and performance unit awards, presuming such awards will be paid in shares of Common Stock, to any eligible employee in any calendar year may not exceed 200,000 shares; (c) the maximum amount made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $1,000,000; and (d) the maximum term of any award shall be ten years.

Grant of Options. The Committee may, from time to time, grant options to eligible employees. Option grants to eligible employees may consist of incentive stock options or nonqualified stock options, or a combination of both. The Committee may also grant nonqualified stock options to nonemployee directors and consultants.

Price. The purchase price for each share placed under option pursuant to the LTIP shall be determined by the Committee, but shall in no event be less than 100% of the fair market value of the share on the date the option was granted. The fair market value of the shares of Common Stock which may be placed under option pursuant to the LTIP, assuming approval of the LTIP amendment, was $9,340,920 as of March 31, 2010.

Term. In the event of an optionee’s death while employed by the Company, any unvested portion of an option as of the date of death shall immediately vest, and the option shall be exercised in full by the heirs or other legal representatives of the deceased employee within twelve months following the date of death. In the event an optionee’s employment is terminated for any reason other than death or for cause, an option shall be exercisable by the employee or his legal representative within three months of the date of termination as to all then vested portions. If an employee is terminated for cause, the option shall immediately terminate, and the former employee shall have no further rights to exercise any portion of the option. No option granted under the LTIP will be exercised more than ten years after the date of its grant under any circumstance.

Exercise of Options. Unless otherwise determined by the Committee, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates after the date of the option grant. Upon exercise of an option, an optionee shall be entitled to pay for the shares subject to the option (i) by paying cash in an amount equal to the aggregate purchase price of the number of shares being purchased; (ii) by tendering shares of stock of the Company owned by the optionee; (iii) with a combination of cash and shares of stock of the Company owned by the optionee; (iv) by surrendering a portion of the option; or (v) with a combination of cash, shares of stock of the Company owned by the optionee and surrendered options. The Committee may also permit optionees to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.

Limited Transferability. During an optionee’s lifetime, an option may be exercisable only by the optionee and may not be transferred or otherwise disposed of by the optionee other than by will or by the applicable laws of descent and distribution. However, the Committee may, in its sole discretion, permit recipients of nonqualified stock options to transfer the options by gift or other means pursuant to which no consideration is given for the transfer.

Limitations Applicable to Incentive Stock Options. Options issued in the form of incentive stock options shall only be granted to eligible employees of the Company and its subsidiaries. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company and any subsidiary exceeds $100,000, the incentive stock options shall be treated as nonqualified stock options. No incentive stock option shall be granted to an eligible employee if, at the time the option is granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless (i) at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and (ii) the option by its terms is not exercisable after the expiration of five years from the date of grant. An incentive stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during an optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.

Continued Service as a Director. In the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the optionee’s options shall not expire three months following the date the optionee’s employment terminated, but instead shall continue in full force and effect until the earlier of the stated expiration date of the options or the date upon which the optionee ceases to be a director of the Company.

Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, grant restricted stock awards and/or bonus stock awards to eligible employees, consultants and nonemployee directors. Restricted stock awards granted to eligible employees shall require the holder to remain in the employment of the Company or a subsidiary for a prescribed period and may or may not be subject to the achievement of specified “performance measures” consisting of the operational, financial or stock performance criteria described below in “Federal Income Tax Consequences.” The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The purchase price, if any, for shares of Common Stock issued in connection with a restricted stock award shall be determined by the Committee, in its sole discretion. Restricted stock awards granted to consultants or nonemployee directors shall require the holder to provide continued services to the Company or a subsidiary for a period of time. If at the end of a restriction period, all other vesting conditions have been achieved, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the restricted stock award. If the vesting conditions are not satisfied, the shares of Common Stock covered by the restricted stock award will be forfeited back to the Company. The Committee may also, in its discretion, accelerate the vesting of a restricted stock award upon the termination of employment other than for cause by a holder who is an eligible employee or resignation of a holder who is a consultant or nonemployee director.

Transfer Restrictions. A holder of a restricted stock award may not sell or otherwise transfer or dispose of the shares of Common Stock represented by the restricted stock award during an applicable restriction period.

Rights as Shareholders. The holder of a restricted stock award shall have all of the rights of a shareholder with respect to the shares, including the right to vote and to receive dividends unless otherwise determined by the Committee for any award or awards. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability and potential forfeiture as the shares of restricted stock with respect to which they were paid.

Conditions of Bonus Stock Awards. Bonus stock awards granted to eligible employees, consultants and nonemployee directors shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus stock awards shall be made in shares of Common Stock and need not be subject to performance measures or forfeiture. The purchase price for shares of Common Stock issued in connection with a bonus stock award shall be determined by the Committee in its sole discretion.

Grant of SARs. The Committee may, from time to time, grant SARs to eligible employees, consultants and nonemployee directors. SARs may be granted in tandem with an option, in which event, the holder has the right to elect to exercise either the SAR or the option. Upon the holder’s election to exercise either the SAR or the option granted in tandem with the SAR, the unexercised award of the tandem grant shall automatically terminate. SARs may also be granted independently separate from an option. The exercise price of the SAR shall not be less than the fair market value of a share of Common Stock on the date the SAR is granted.

Exercise and Payment. SARs shall be exercisable in whole or in installments as determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR may be made in shares of Common Stock or cash as determined in the sole discretion of the Committee.

Restrictions. In the event a SAR is granted in tandem with an incentive stock option, the SAR will be subject to restrictions applicable to the incentive stock option. In the case of a SAR granted in tandem with an incentive stock option to an eligible employee who owns more than 10% of the combined voting power of the Company or any subsidiary on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the SAR is granted.

Grant of Performance Units. The Committee may, from time to time, grant performance units to eligible employees, consultants and eligible directors. A performance unit is a monetary unit, having a value equal to the fair market value of one share of Common Stock. Each performance unit award shall state the target, maximum and minimum performance units payable upon the achievement of established performance targets based on the performance measures described below in “Federal Tax Consequences.” The performance measures may be based upon future performance of the Company or any subsidiary and may be absolute, relative to one or more other companies, or relative to one or more indexes. A performance unit may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

Grant of Performance Bonus. The Committee may, from time to time, grant performance bonuses to eligible employees. The Committee will determine the amount that may be earned as a performance bonus in any period of one year or more upon the achievement of one or more performance targets based on the performance measures described below in “Federal Tax Consequences.” Payment of a performance bonus is conditioned on the achievement of the applicable performance target(s) established by the Committee. A performance bonus may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

No Effect on Rights. The existence of the LTIP will not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities of the Company, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding.

Changes in Capitalization; Reorganization. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, stock splits or dividends, exchanges or other relevant changes in capitalization or extraordinary distributions to the holders of Common Stock occurring after the grant date of any award and not otherwise provided for by the LTIP, the award and any agreement evidencing the award shall be subject to adjustment by the Committee in its sole discretion as to the number and price of shares of Common Stock or other consideration subject to the award. In the event of any such change in the outstanding Common Stock or extraordinary distribution to the holders of Common Stock, the aggregate maximum number of shares available under the LTIP, the aggregate maximum number of shares that may be issued under the LTIP through incentive stock options, options generally, SARs, restricted stock awards and performance unit awards, and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent such adjustment is appropriate as determined by the Committee, whose determination shall be conclusive, subject to any approval of the shareholders required by any stock exchange or in order to comply with any tax qualification requirements. Notwithstanding the foregoing, the issuance of additional shares of Common Stock by the Company for cash or other consideration that does not affect the holders of shares of Common Stock other than by diluting their interests will not result in any adjustment to any award.

Change in Control — Effect on Awards. Upon the occurrence of a change in control with respect to any option award, the Committee shall have the following alternatives: (i) accelerate the time at which options then outstanding may be exercised so that the options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which all unexercised options and all rights of an optionee shall terminate, (ii) require the mandatory surrender to the Company of some or all of the outstanding options held by an optionee, in which event the Committee shall thereupon cancel the options and the Company shall pay each optionee a specified amount of cash for each of the shares subject to the cancelled option, or (iii) make such adjustments to options then outstanding as the Committee deems appropriate to reflect the change in control. All awards granted under the LTIP that are not option awards shall be immediately vested, fully earned and exercisable upon the occurrence of a change in control unless otherwise determined by the Committee, which may, acting in its sole discretion without the consent or approval of any holder, require all or selected holders to surrender to the Company some or all of the outstanding performance bonus awards and performance unit awards as of a date, before or after a change of control event, specified by the Committee. Upon the surrender of a performance bonus award or performance unit award, the Committee shall cancel or arrange for the cancellation of awards in exchange for cash payments, equity securities or other consideration to holders, on such terms as the Committee determines are appropriate.

Amendment or Termination of the LTIP and Awards. The Committee may at any time amend, alter or discontinue the LTIP in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. No amendment, alteration or discontinuation of the LTIP shall adversely affect awards made prior to the time of such amendment, alteration or discontinuation. The Committee may at any time unilaterally amend the terms of any award to the extent it deems appropriate. However, amendments that would impair the rights of an award holder shall require the award holder’s consent.

Termination of Employment or Service. In the event an eligible employee or a consultant ceases to provide services to the Company or a nonemployee director terminates service as a director of the Company, the unvested portion of any award shall be forfeited unless otherwise provided in the LTIP or accelerated by the Committee.

Withholding Taxes. Unless otherwise paid by an award holder, the Company or a subsidiary shall be entitled to deduct from any payment under the LTIP the amount of all applicable income and employment taxes required by law to be withheld with respect to the payment or may require the holder to pay the tax prior to and as a condition of the making of the award payment. The Committee may allow a holder to pay the amount of taxes required by law to be withheld from an award by (i) directing the Company to withhold from any payment of the award a number of shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the award holder pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay taxes unless otherwise approved by the Committee.

Federal Income Tax Consequences. Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to restricted stock, performance units, other stock awards and options granted under the LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the Internal Revenue Service, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of restricted stock, performance units or other stock awards. Upon the vesting of an award for which no payment was made by the holder, the holder will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the vesting date. Income recognized upon vesting by a holder who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. A holder’s adjusted basis in the Common Stock received through stock awards is equal to any ordinary income related to the award recognized by the holder. If a holder thereafter sells the Common Stock, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes. If a holder forfeits an award prior to its vesting, the holder will not recognize gain or loss as a result of such forfeiture.

Upon the grant of restricted stock, performance shares or other stock awards, the holder may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the Common Stock on the grant date (assuming no payment by the holder for the stock) and is considered compensation subject to withholding for employees. If a holder subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the holder will not be eligible for capital loss treatment with respect to the stock.

There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a holder holds the Common Stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the holder will recognize capital gain or loss upon sale of the Common Stock equal to the difference between the amount realized on the sale and the exercise price. If the Common Stock is not held for the required period, the holder will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the holder upon disposition will be capital gain. The excess of the fair market value of Common Stock received upon the exercise of an incentive stock option over the option price for the Common Stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the holder recognizes ordinary income.

Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a nonqualified stock option is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the option. If a holder thereafter sells Common Stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.

Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a stand-alone or tandem SAR. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a SAR is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the SAR. If a holder thereafter sells Common Stock acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.

Upon the vesting of a cash award, the holder will recognize ordinary income in an amount equal to the cash received. Income recognized upon the vesting of a cash award by a holder who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

The Company intends for the LTIP and the awards made pursuant to it to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Committee that such qualification is necessary for an award. Accordingly, if the Committee intends for an award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the performance measures to be achieved by the Company, or any subsidiary, division, or department, applicable to the award shall be (i) measured for a prescribed period, as determined by the Committee, consisting of not less than one year; and (ii) established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the relevant performance period and (b) the date as of which 25% of the performance period has elapsed. The Committee’s discretion to modify an award to change or otherwise waive a performance measure to allow the vesting of the award may be restricted in order to comply with Section 162(m). Further, as to any award for which it is determined that qualification is necessary, the grant of the award shall be determined and the award shall be administered by a committee appointed by the Board comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934).

Awards meeting the requirements of 162(m) must be made subject to the achievement of performance targets based on established performance measures. As such, the terms of the LTIP provide that the Committee may make awards based only on the following established performance measures: (i) operational criteria consisting of (a) reserve additions/replacements, (b) finding and development costs, (c) production volume, and (d) production costs; (ii) financial criteria consisting of (a) earnings, (b) net income, (c) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (d) earnings per share, (e) cash flow, (f) cash flow per share, (g) EBITDA per share, (h) operating income, (i) general and administrative expenses, (j) debt to equity ratio, (k) debt to cash flow, (l) debt to EBITDA, (m) EBITDA to interest, (n) return on assets, (o) return on equity, (p) return on invested capital, and (q) profit returns/margins; and (iii) stock performance criteria consisting of: (a) stock price appreciation, (b) total shareholder return, and (c) relative stock price performance.

It is the intent of the Company that no award under the LTIP be considered “deferred compensation” subject to Section 409A of the Code, including awards paid pursuant to a change in control event. As such, the Committee shall design and administer the awards under the LTIP so that they are not subject to Section 409A of the Code.

No stock options have been granted under the LTIP to date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected at left)
Equity compensation plans approved by security holders	576,800	$30.16	160,588	(1)

(1)	Includes 136,588 shares that may be issued in the form of restricted stock or bonus stock grants under the Company’s 2008 Long-Term Incentive Plan.

Interest of Certain Persons in Proposal

All of the Company’s directors and executive officers are eligible to receive grants under the LTIP and, consequently, have an interest in the approval of the LTIP Amendment because they could receive financial benefit under the LTIP.

New Plan Benefits

Provided that the shareholders approve the proposed LTIP Amendment, the increased number of shares will be available for awards to all eligible participants in the LTIP. The Board has not at this time considered or approved any future awards under the LTIP, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Reasons for Shareholder Approval

Rule 303A.08 of the NYSE Listed Company Manual requires a NYSE listed company to seek shareholder approval when it materially amends a plan that provides for the delivery of Common Stock to any employee, director or other service provider as compensation for services.

Consequences of Non-Approval

If the shareholders do not approve the proposed LTIP Amendment, no further awards will be made pursuant to the LTIP after the maximum number of shares of Common Stock presently reserved for issuance under the LTIP are made subject to option grants, restricted stock awards or bonus stock awards under the LTIP.

Approval Threshold

To be effective, the LTIP Amendment must be approved by the holders of a majority of shares of Common Stock voted at the Annual Meeting.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” the approval of the proposed LTIP Amendment to increase the number of shares available under the LTIP.

PROPOSAL NO. 4:

RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has directed the Company to submit the selection of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010 for ratification by the shareholders at the Annual Meeting. Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice, consistent with the Corporate Governance Policy of RiskMetrics Group. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Approval Threshold

The selection of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010 will be ratified if holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Our current executive officers and one former executive officer are named below:

Name	Age	Position
Ken L. Kenworthy, Jr.	53	Chief Executive Officer and President (until June 1, 2009)

Michael J. Rohleder	53	President (since June 1, 2009)

James A. Merrill	42	Chief Financial Officer, Secretary and Treasurer

Gary D. Jackson	58	Vice President, Land

Richard Q. Hart, Jr.	53	Vice President, Operations (until March 2, 2010)

Timothy L. Benton	52	Vice President, Geosciences

Harry C. Stahel, Jr.	45	Vice President, Finance

Julie L. Miller	36	Vice President, Accounting

For a description of the business background and other information concerning Mr. Ken L. Kenworthy, Jr., see “Election of Directors” above. All executive officers and significant employees serve at the discretion of the Board. Unless otherwise noted below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of GMX.

Michael J. Rohleder became our President in June 2009. Prior to being named to that position, Mr. Rohleder was employed by the Company as its Executive Vice President, Corporate Development and

Investor Relations, a position he had held since joining the Company in March 2008. Prior to joining the Company, Mr. Rohleder served as the Sr. Vice President of Worldwide Sales and Marketing for ON Semiconductor, a semiconductor manufacturer (formerly the Motorola Semiconductor Components Division). From 1991 to 1999 he was CEO of MEMEC North America, which was a division of VEBA AG. During his tenure at MEMEC, the company grew from $18 million in annual sales to over $2.5 billion.

James A. Merrill became our Chief Financial Officer, Secretary and Treasurer in February 2008. Prior to being named to such positions, Mr. Merrill was employed by the Company as its Controller, a position he had held since joining the Company in August 2006. Prior to such time, Mr. Merrill was Controller of National American Insurance Company from 1998 to 2006. National American is a privately-held multi-state property and casualty insurer based in Chandler, Oklahoma, which had net written premiums of $65 million in 2006. Prior to that time, Mr. Merrill was employed by Deloitte & Touche LLP. Mr. Merrill is a certified public accountant and has bachelor’s degrees in finance and accounting from the University of Oklahoma.

Gary D. Jackson became our Vice President, Land in 2005. During 2004 and 2005 prior to joining the Company, he was an independent petroleum landman, performing and directing contract land services for other oil and gas companies for CLS Group, Edmond, Oklahoma. Prior to that time, he was President of SAI Consulting, which provided professional services for oil and gas and natural resources asset acquisition and management.

Richard Q. Hart, Jr. became our Vice President, Operations in February 2008 and served in that capacity until his resignation on March 2, 2010. Prior to such appointment, Mr. Hart was our Operations Manager, a position he had held since January 2004. Mr. Hart commenced his employment with us in March 2003 and was previously directly responsible for setting up and running our subsidiary Diamond Blue, which owns and operates three drilling rigs, and the cost control and execution of our drilling, completion and production activities. Prior to 2003, Mr. Hart was Vice President of Operations for Focus Energy. He holds a bachelor’s degree in petroleum engineering from the University of Oklahoma.

Timothy L. Benton became our Vice President, Geosciences in June 2009. Prior to such appointment, Mr. Benton had been responsible for the engineering and geological characterization work relating to our assets since 2005. Before joining the Company, Mr. Benton worked in reservoir, completion and production positions with Gulf Oil Corporation, Texas Pacific Oil Company, Long, Atteberry & Associates and as an independent consultant. Mr. Benton is a Registered Professional Engineer in the State of Oklahoma. He has a bachelor’s degree in petroleum engineering from the University of Oklahoma.

Harry C. Stahel, Jr. became our Vice President, Finance in June 2009. Prior to joining the Company, Mr. Stahel was Director of Business Development Finance for Enogex LLC (a gas gathering and transportation company owned by OGE Energy Corp.) since 2003. From 1991 to 2003, Mr. Stahel served in many roles at Aquila Inc. including Director of Finance in London, and Director of Finance working on domestic business projects. Prior to that time, Mr. Stahel spent five years in public accounting and is a certified public accountant. Mr. Stahel received his bachelor’s degree in finance from Washington and Lee University.

Julie L. Miller became our Vice President of Accounting and Controller in December 2009. Prior to being named to such positions, Ms. Miller was employed by the Company as its Controller, a position she had held since joining the Company in January 2008. Prior to such time, Ms. Miller was Director of Budget and Finance for Chaparral Energy, Inc., an oil and natural gas exploration and production company headquartered in Oklahoma City with $360 million in revenues in 2007. Prior to that time, Ms. Miller was employed by Deloitte & Touche LLP. Ms. Miller is a certified public accountant and has bachelor’s and master’s degrees in accounting from the University of Oklahoma.

Significant Employees

The following individuals are significant employees:

Keith Leffel, age 60, has been employed as our natural gas marketer and pipeline operations manager since November 2001. Since 1986, Mr. Leffel formed and operated GKL Energy Services Company, a company that assists producers with gas marketing services.

Compensation Discussion and Analysis

Summary

The worldwide economic crisis that began in 2008 continued through 2009, which resulted in an anomalous year in many respects for us. In 2009, we accessed some of the most difficult capital markets in the last 75 years and successfully raised enough capital to fund the Company’s current drilling plan. Additionally we sold a 40% interest in our pipeline and other midstream assets to a major pipeline company, in the process securing a partner to help fund future infrastructure investment. The potential of the Haynesville/Bossier Gas Shale resource play was confirmed in the form of growing production and improving well results in East Texas. We have added several key employees with extensive Haynesville/Bossier and gas shale experience and maintained a company-wide focus on financial discipline and cost control. Along with our peers in the oil and gas industry, we witnessed an unprecedented drop in commodity prices in the second half of 2008, which continued in 2009 and to date in 2010, as the demand for oil and gas fell and remained at depressed levels along with the weakening economy. However, our hedging program has allowed us to reduce the economic impact of falling prices.

Our compensation strategy was revisited in 2009 to respond to the uncertain economic environment and provide us with the greatest flexibility possible, while balancing our need to remain attractive and rewarding to potential and existing employees. We elected to freeze executive and key employee base pay with exceptions for promotion or increased responsibility in an effort to support our Company-wide cost containment initiative and preserve capital. In addition, we abandoned a formulaic approach to bonus compensation. We believe a discretionary approach to annual incentive pay enabled our compensation committee to exercise discretion in rewarding our executives by enabling the committee to tailor its compensation decisions more precisely to its subjective judgments regarding the responsibilities, performance and contributions of each individual executive to the success of the Company while at the same time retaining maximum flexibility to respond to changing business and economic conditions. Additionally, we continued our focus on stock compensation to encourage retention and focus executives and employees on the enhancement of long term shareholder value.

Despite the downturn in the economy, the competition for competent, qualified employees in our industry and especially within our operating area continues to be strong. Our executive compensation program, described below, is designed to address the continuing competition for talent in the industry as it impacts our ability to attract needed talent, general sensitivity to investor concerns regarding executive compensation in general, and the need to continue to motivate, reward, and retain the best management talent possible in these difficult times.

Overview and Objectives

We believe our success is dependent on the continued contributions of our senior management and other key employees and the addition of new talent as our company grows. The goals of our executive compensation program continue to be to attract, motivate, reward and retain executives of high integrity and exceptional entrepreneurial skill who are capable of leading our Company in continuing to achieve our business objectives and strategies. Our ultimate goal is to continue to create exceptional long-term value for our shareholders. Additionally, we periodically review the Company’s compensation programs and ensure that they do not create risks that have or are reasonably likely to have a material adverse effect on the Company. Our compensation committee has presented its review and its conclusions to this effect to our entire Board.

Align interests with the long-term interests of our shareholders and motivate and reward value creation. We have designed and implemented our executive compensation program to motivate and reward our executives for sustained superior operating and financial performance that has resulted in value creation for our shareholders. Our focus is on creating long-term value for our shareholders and focusing our executive team on those efforts, without undue concern about the short-term impact of business decisions. We believe that this encourages our executives to take appropriate operational and financial risks in pursuit of superior rewards, while employing effective risk management tools that will enhance long-term value for our shareholders. We believe that a portion of any growth in shareholder value should go to the executives that help to create that growth. Superior operational and financial results must continue to be appropriately rewarded even in times of a depressed economy and stock market, as our ability to generate superior shareholder returns in the future would be more difficult to achieve without them.

In our view, the wealth accumulated by our executives from their Company compensation over the years is in line with historical increases in shareholder value that they have helped to create and should not negatively impact any current compensation decisions, as it would unfairly penalize the executives for their past successes, decouple their interests from those of our long-term shareholders and be counter-productive in retaining and motivating them to achieve even greater operational and financial success for our shareholders in the future.

Maintain entrepreneurial culture. Our executive team shares an entrepreneurial spirit and will continue to provide strong executive leadership. We have an environment where employees perform like entrepreneurs with vested ownership interests and have a meaningful opportunity to earn above-market compensation if they help to put the Company in a position to create exceptional long-term value for our shareholders. We believe that this has been an important component of our success, and that it continues to be critical to maintain this culture. Also, reflecting our entrepreneurial philosophy, we have historically not attempted to reward or motivate our executives with deferred compensation, defined benefit pension or supplemental retirement plans, as they are typically less performance-based, are not necessarily aligned with shareholders’ interests and can be very costly to a company regardless of its success.

Retain talent. Despite the economic downturn in 2008 and 2009, we continue to experience competition for qualified and talented executives in the industry. Therefore, our executive compensation program continues to focus on retention. We believe that, to perform well and put ourselves in a position to provide exceptional long-term returns to our shareholders, we must structure our compensation program in a way to retain and continue to motivate our executives who are critical to our future success. We do so by ensuring that executives earn above-average compensation relative to our peer group. Additionally, we issue restricted stock with a multi-year vesting schedule which, we believe, marries each executive’s interests with shareholder value and with the Company’s need for retention in these critical positions. We have experienced very little turnover among our executive officers, other senior executives and technical staff. While our executive compensation arrangements alone cannot guarantee that we can continue to retain our key executives, we believe that, without the appropriate compensation structure, such retention could be at risk.

Attract talent. We compete for talent not only against companies that are similar in size and operation, but also against companies that are significantly larger than us. During 2009, we continued to hire to fill key technical positions in an attempt to further enhance our competiveness in our core area. We believe that we offer career advancement opportunities that larger companies do not have as individuals have opportunities to grow into positions or within their positions as our Company grows. Although career opportunities help us attract top talent, we also believe that our compensation programs must be enticing enough to persuade top talent to change employers and perhaps relocate. We accomplish this through ensuring that the executives earn above average compensation relative to our peer group as well as larger companies within the oil and natural gas industry. Additionally, we provide bonuses or non-equity incentive compensation and offer equity compensation in the form of restricted stock as we believe that these compensation packages are similar to our competitors.

Compensation Processes

Role of the Compensation Committee. Our executive compensation program is under the direction and control of the compensation committee of our Board, which is composed entirely of independent, non-management directors. The committee met three times during 2009. It generally meets in coordination with regularly scheduled board meetings. It may also take additional compensation actions in the event of a new hire, promotion or other exceptional event, and at times may act by written consent. The committee’s annual review of executive compensation occurs in May or June. Typically executive compensation is determined by the committee in executive session.

In 2008, the committee retained an independent compensation consultant, Longnecker & Associates (“Longnecker”), to assist it in evaluating the competitiveness of our executive compensation programs and in assessing whether our compensation practices are achieving our goals. As part of this engagement, the committee asked Longnecker to prepare a report that included a compilation of compensation and performance data (“Survey Data”) prepared based upon data for our compensation peer group, set forth below, broad industry-specific compensation survey data for other companies within the energy sector and general industry surveys, as well as particularized data for industry participants to the extent Longnecker determined that such additional data would prove useful in our compensation process. The committee utilized this Survey Data to assess the competitiveness of our compensation programs within our compensation peer group and their effectiveness in achieving our goals.

In developing our compensation structure in 2008, we reviewed the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the compensation committee from domestic oil and natural gas exploration and development companies. The compensation peer group consisted of the following twelve companies:

• Venoco, Inc.	• Delta Petroleum	• Edge Petroleum Corp.
• PrimeEnergy Corporation	• Carrizo Oil & Gas	• Quest Resources
• Brigham Exploration Co.	• Parallel Petroleum Co.	• Goodrich Petroleum Corp.
• Gulfport Energy Corp.	• Callon Petroleum Co.	• Arena Resources, Inc.

The 2008 study and recommendations made by Longnecker were used as the baseline for the committee’s compensation decisions for 2009 as the committee believes that the compensation programs were meeting the designed objectives, especially with regards to the types and mix of compensation programs.

The types and amounts of compensation paid to our executives are the result of a subjective process undertaken by the committee derived from the prior year Longnecker study and guided by our objectives of executive retention, motivation and reward in order to achieve our ultimate goal of creating value for our shareholders. In 2009, there were no precise formulas put in place to arrive at executive compensation decisions. In determining appropriate cash and equity-based compensation, the committee analyzes the operating and financial results of the Company, liquidity and financial position, and the price of our stock during the year, and evaluates the individual’s performance and how he or she has contributed to our success.

Our executive compensation program has and may continue to rely heavily on the subjective judgments of the committee in consultation with an independent compensation consultant. In making its subjective evaluation for each individual executive, the committee uses our actual results to measure our success, and subjectively evaluates that executive based on those actual results and the individual’s contribution to them. No one element of an individual’s performance of his or her responsibilities or the resulting contribution to our overall operating and financial results has a material impact on the committee’s decision-making process with respect to that individual.

We do not have a policy regarding the relationship of compensation among the named executive officers or with other employees, although we attempt to maintain internal pay equity. The same design factors and compensation elements are applied to all named executive officers. Any material differences in the amount of compensation for each executive officer reflect the significant differences in the scope of individual responsibilities and contributions. Additionally, each executive officer’s position was benchmarked against an equivalent position within our peer group in the Longnecker study.

Role of Compensation Consultants. The committee has authority to hire legal, accounting, compensation and other consultants. The committee can determine the scope of the consultant’s assignment, the extent to which it wants management involved in any projects and the fees to be paid. Compensation and other consultants report directly to the committee and may work with management when preparing materials for the committee meetings. In 2009, the committee elected not to retain a compensation consultant to conduct a formal review of our executive compensation programs, but consulted Longnecker regarding the timing and levels of the annual cash bonus payment during 2009.

Role of Management. Our CEO, Mr. Kenworthy, Jr., regularly reviews our executive compensation program and makes recommendations to the compensation committee regarding base salary, bonus structure and equity plan design changes, if warranted. In May 2009, Mr. Kenworthy, Jr. reviewed with the committee his recommendations on base salary adjustments and equity compensation awards for each of the other named executive officers and other key employees. In November 2009, Mr. Kenworthy, Jr. reviewed with the committee his recommendations for annual cash bonus payments to be paid in December, 2009. On both occasions, the committee also considered Mr. Kenworthy, Jr.’s evaluation of the responsibilities, performance and contribution of each of the other named executive officers and his recommendations for each compensation element for the executives in making its own subjective decisions. In both May, 2009 and November, 2009, Mr. Kenworthy Jr. also reviewed with the committee his own performance and compensation. The committee and other non-employee directors discussed with Mr. Kenworthy, Jr. the Company’s operating and financial results, liquidity and financial position, and stock price, his responsibilities, performance and contributions to those results, his current compensation and his plans and expectations for the upcoming year before subjectively determining his annual cash bonus and long-term incentive compensation.

Considerations for Executive Compensation Decisions in 2009. The committee recognized Mr. Kenworthy Jr.’s contributions to our success as chief executive officer. The differences in compensation between that of Mr. Kenworthy, Jr. and the other named executive officers in 2009 reflect not only his leadership role, critical decision-making responsibility and significant duties, but also his status as a founder of the Company and his role in successfully building and subsequently guiding the Company through a difficult economic environment and the expectation that his leadership will again return exceptional shareholder value. Under Mr. Kenworthy Jr.’s leadership, we continued to exhibit a high level of performance across a broad number of metrics during depressed economic times as well as strengthened the Company’s balance sheet and liquidity during 2009.

Additionally, the committee concluded that the executive team had continued to deliver exceptional results, by leading the Company through volatile economic times, as demonstrated by their ability to strengthen the Company’s balance sheet and liquidity position in a very difficult capital markets environment, to successfully transition to a Haynesville horizontal drilling program and improve well results over the course of the year, while at the same time maintaining a Company-wide focus on financial discipline and cost control. In making its decisions regarding the base pay adjustments and the long-term incentive awards at the committee’s meeting in May 2009, the committee reviewed the prior year Longnecker report, the operating and financial results to date during 2009, as well as liquidity and financial projections for 2009. The committee also reviewed the current value of the executives’ unvested stock awards, which significantly declined in value as a result of the precipitous decline in the overall market. In making its decisions regarding annual cash bonus awards at the committee’s meeting in November 2009, the committee again reviewed the prior year Longnecker report, the operating and financial results to date during 2009, and the Company’s liquidity and financial position. The committee also consulted with Longnecker regarding peer and industry practices regarding the payment and amounts of annual cash bonuses.

For 2009, we generally targeted total compensation for our management at approximately the 75th percentile of our compensation peer group. We established compensation at this level because we believe it is required for us to attract and retain talented management capable of executing our rapid growth business plan and managing our business in a competitive environment.

Elements of Compensation

We seek to achieve an appropriate mix between annual and long-term equity-based compensation, between cash and equity incentive awards and between performance-based and discretionary compensation in order to meet our objectives. Historically, we have not applied a rigid apportionment formula but have targeted total compensation for our management at approximately the 75th percentile of our peer group. Our mix of compensation elements is designed to reward superior operating and financial results and motivate exceptional long-term performance through a combination of elements. Additionally, when determining the mix of compensation, the committee takes into account that we do not provide deferred compensation, defined benefit pension or supplemental retirement plans for our executives.

Base Salary

We believe that some portion of an executive’s cash compensation should be a fixed amount for the executive’s regular work. Our 2009 base salaries for our executive positions were established in June, 2008 as part of a comprehensive compensation review, which included benchmarking base salaries to our peer group. To establish base salary ranges, we analyzed compensation for each executive officer position by examining the scope of the job, the nature and complexity of its responsibilities, the training, knowledge and expertise required to perform the job, the recruiting challenges and opportunities associated with each position, the risks and opportunities associated with hiring at the higher and lower ranges of the position skill sets, the expected autonomy of the job, and, for current executives, the Company-specific experience, seniority, performance and compatibility. As such, the chief executive officer has the broadest range of responsibilities and therefore receives the highest base salary. Base salaries help us to achieve our goals of attracting and retaining talent. Decisions regarding base salary do not necessarily affect other compensation elements, although increases in base salary may correspond with increases in other elements of compensation, particularly in light of benchmarking undertaken in order to determine annual incentive cash bonuses.

We conduct periodic reviews of the base salaries, typically annually. However, as part of the Company’s initiative to reduce expenses and preserve capital during the present period of depressed commodity prices, there were no base salary adjustments during 2009 for the named executive officers. We will continue to review the salaries for named executive officers in 2010 and expect to adjust base salaries in the future in connection with a promotion or other change in responsibilities, how an individual performed his or her responsibilities, how the executive’s performance contributed to the Company’s success, changes in the cost of living and other factors, such as the general level of competitive salaries in the industry and the need for any catch-up or other structural adjustment.

Annual Incentive Cash Bonuses

Cash bonuses are designed to reward executives for performance based on superior operating and financial results, with particular emphasis on those measures that can be achieved in the near-term but that we believe will result in long-term value creation for our shareholders. Cash bonuses constitute a substantial portion of each executive officer’s overall cash compensation. As the individual’s level of responsibilities and/or the individual’s ability to impact Company results increases, a greater proportion of his or her overall cash compensation will be in the form of bonuses. Decisions to increase or decrease annual incentive cash bonuses do not necessarily have any effect on other elements of compensation, although if we elected to maintain an executive officer’s compensation at a fixed level, increases or decreases in the amount of annual incentive bonuses likely would have an opposite effect on other elements of that executive officer’s total compensation.

Prior to 2008, rather than using a predetermined formula involving specific goals and targets, the committee, with the assistance of our CEO, determined discretionary bonuses through a subjective evaluation of Company results and its subjective evaluation of the individual’s performance and contribution to those results. The committee determined that this subjective approach allowed the necessary flexibility to allow us to respond to changes in the business environment while maintaining the ability to motivate and reward our executive team to create exceptional value for shareholders. Given the economic environment that existed at the end of 2008 and continued through 2009, we elected to return to that method for 2009 annual cash bonuses as we concluded it was in the Company’s best interests to retain flexibility in the payment of cash bonuses.

Among the factors that the committee considered in deciding whether discretionary cash bonuses should be paid, the committee placed significant importance on the enhancement of the strength of the Company’s balance sheet in a very difficult commodity price environment and the strengthening of the Company’s geological, engineering, and operations capability for aggressively developing the Haynesville Shale.

The 2009 cash bonus amounts and as a percent of base salary by position were as follows for our named executive officers:

Named Executive Officer	Cash Bonus	Bonus as a % of Base Salary
Ken Kenworthy, Jr.	$361,000	76%
Michael J. Rohleder	195,938	71%
James A. Merrill	195,938	71%
Richard Q. Hart	182,875	67%
Gary D. Jackson	156,750	57%

Although bonuses were awarded on a solely discretionary basis rather than a formulaic approach, the amount that each individual received was benchmarked against the 2009 bonuses as a percent of base salary. If we continue to utilize this approach, future increases in base salary may lead to increases in the amount of annual incentive cash bonuses. Due to the extensive work performed by Messrs. Rohleder and Merrill in their activities with regard to successfully accessing the capital markets and significantly improving the liquidity and financial position of the Company during 2009, an additional 15% bonus was awarded.

Additionally, the committee felt that it was important in the retention and recruitment of officers and other employees to demonstrate the Company’s ability to maintain some stability in compensation. Based on consultations with Longnecker, we believe that companies within our peer group and other companies with which we compete for talent awarded bonuses near 2008 levels. In line with our overall compensation strategy of maintaining compensation levels and packages that attract and retain talent, the committee concluded that we needed to also award bonuses in 2009.

Under the 2009 executive compensation plan, bonus awards were paid entirely in December when financial and operational results could be reliably projected. All other key management and employees received their bonuses at the same time as the named executive officers. We expect to continue to pay named executive officers and other key management and employees under the same payment terms. However, we anticipate that future cash incentive bonuses will be paid based on a more formulaic approach which would require final financial and operating results. As such, while a portion may be advanced in December 2010, the remainder of the bonus would not be paid until approximately March 2011.

Long-Term Incentive Compensation

Use of Equity-Based Incentives. Given our historical stock performance, equity-based awards, in the form of stock options or restricted stock, have historically represented the largest component of total compensation paid to our executive officers. Equity-based incentives most directly recognize the shareholder value created by our executives over the long-term and are awarded to align a significant portion of each executive’s net worth with the Company’s success in creating shareholder value. This important compensation tool has been critical to maintaining our entrepreneurial culture and attracting and retaining our key executives.

In 2008, based on discussions with Longnecker and to enhance our ability to recruit and retain our executive officers and key employees, the committee determined that, similarly to other compensation, long-term incentive awards should be targeted around the 75th percentile, such that our executives’ total compensation is near the 75th percentile of similarly-positioned executives in our peer group. In 2009, the prior year Longnecker study was used as the benchmark for equity-based incentives awarded to executive officers.

Decisions to increase or decrease long-term incentive compensation do not necessarily affect other elements of compensation. However, if we elected to maintain an executive officer’s compensation at a fixed level, increases or decreases to long-term incentive compensation likely would have an opposite effect on other elements of that executive officer’s total compensation.

In 2009, the committee concluded that the strategy of aligning executive compensation with shareholder value creation was even more important based on the significant reduction in the Company’s stock price since mid-2008. Further, the committee reviewed the executive officers’ and certain key employees’ previously awarded but unvested stock values to ensure that those awards held sufficient unvested value to incentivize retention. It was determined that certain executives and key employees had lost value to the extent that the previously issued awards no longer provided the necessary retention incentives. As such, the committee awarded certain named executive officers and other key employees stock awards in excess of the 2008 benchmarked equity award so that their unvested stock values would enhance our ability to retain our executive officers and other key employees.

Equity-based incentives were historically granted under our 2000 Stock Option Plan. Beginning in 2008, we transitioned to grants under our 2008 Long-Term Incentive Plan. The 2000 Stock Option plan provides for the granting of options, while the 2008 Long-Term Incentive Plan provides for the granting of options, stock appreciation rights, restricted stock units and shares, performance units and shares and other stock-based compensation. The committee used only stock options, granted at 100% of fair market value on the date of grant, to compensate executive officers from the time the 2000 Stock Option Plan was originally approved by our Board through January 2008. In July 2008, the committee began granting restricted stock to compensate executive officers.

In the case of all stock options, the amount realized by an executive officer is based on the appreciation in the value of the stock between the date of grant and the exercise date. The vesting of options is based on the passage of time alone.

In June 2008, the committee determined that it would use restricted stock as the primary form of equity-based compensation for the named executive officers. The committee believed that this provided long-term incentive opportunities as these awards were tied directly to the stock appreciation benefits experienced by all shareholders, thereby establishing an alignment of the executive’s interests with those of our shareholders. Additionally, based on a review of recent trends in executive compensation, the fact that full-value awards resulted in less dilution for the Company since fewer shares are needed to provide the desired compensation level, and favorable expense treatment for financial statement purposes, the committee concluded that it was in the best interest of the Company and its shareholders for the committee to utilized restricted stock in the equity-based compensation program for our named executive officers.

Equity-based incentives awarded to executive officers are based on the committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s long-term success and value creation, and to reward outstanding individual performance and contributions to the Company. The value of stock awards and option awards reflected in the summary compensation table below represents the fair value of the particular award as of the date of grant, calculated in accordance with ASC Topic 718. The figures in the table are not adjusted for subsequent changes in our stock price and do not represent the intrinsic or “in-the-money” value of the awards.

Equity Grant Practices. Equity-based grants are typically made in either May or June at the committee’s regular meeting to review compensation. Prior to June 2008, equity-based grants were made on a discretionary basis. Grants are made without regard to anticipated earnings or other major announcements by the Company. Our 2000 Stock Option Plan and the 2008 Long-Term Incentive Plan prohibit the repricing of stock options.

The committee approves equity-based grants before or on the date of grant. The exercise price of each stock option awarded to the executive officers is the fair market value of the stock on the date of grant. For stock options, fair market value equals the closing price of our stock on the grant date. For restricted stock, the fair market value of the shares granted equals the average of the high and low price of our stock on the date of grant.

The 2000 Stock Option Plan, the 2008 Long-Term Incentive Plan and the compensation committee’s charter allow the committee to delegate authority to grant equity-based awards to non-executive employees to our management. As with the grants made directly by the compensation committee, the exercise price of any stock options granted by management must be the fair market value of the stock on the date of grant. Our management has used this authority to make grants of stock options and restricted stock to newly hired employees, in connection with promotions or as needed for retention purposes. In January 2008 and prior periods, grants of stock options by management or the compensation committee were made on any given day, at management’s or the committee’s discretion. Beginning in 2008, restricted stock awards granted by management and the compensation committee are typically granted on the first trading day of a month.

Perquisites and Other Benefits

The executive officers also receive perquisites and other benefits that the compensation committee believes are reasonable, competitive and consistent with the Company’s executive compensation program. In 2009, 2008 and 2007, perquisites and other benefits provided to executive officers included a monthly car allowance and/or gasoline allowance, club dues, additional life insurance beyond that provided to all full-time employees, personal use of company aircraft and paying for spouses to accompany executives on business travel, as well as access to tickets to sporting and other events.

We also provide life insurance to all employees, including the executive officers, equal to $165,000 or $830,000 in the case of accidental death. In addition, regular benefits, which are available to all salaried employees, are also available to the named executive officers on the same basis. These benefits include health care benefits, short-term and long-term disability insurance, and a tax-qualified 401(k) plan under which the Company matches 5% of the employee’s contributions up to the maximum deductible amount under the Internal Revenue Code.

We believe the perquisites provided to our executive officers help us to achieve our goals of attracting and retaining talent for these positions. We do not expect any decisions to increase or decrease perquisites would have any effect on other elements of total compensation.

Employment, Severance and Change in Control Arrangements

We have not entered into any written employment agreements with any of our executive officers. Each executive officer serves in his or her position at the discretion of the Board. Except for acceleration of option grants and vesting of restricted stock awards upon a change of control or death, we do not have any arrangements providing for special post employment compensation of our executive officers, whether upon a change of control or otherwise, on terms different from those generally available to all salaried employees. See “Other Potential Payments upon a Change in Control or Termination of Employment” for a description of amounts to be paid and other benefits under these arrangements under various circumstances. We believe that it is appropriate to provide single-trigger vesting of all equity-based awards to provide our executive officers with the same opportunities as all of our shareholders, who are free to sell their equity at the time of a change in control and thereby realize the value created at the time of the transaction.

Compensation to Be Paid in 2010

As noted above, the named executive officers may receive base salary increases, discretionary cash bonuses and long-term incentive awards in 2010, depending on operating and financial results, stock performance, and general business and economic conditions, or as appropriate based on individual contributions, promotions or increased responsibilities. The committee plans to retain Longnecker again to complete another comprehensive review of our compensation strategies and our compensation in relation to our peer group, including an analysis of what companies appropriately should be considered to be in our peer group. The committee will consider recommendations from Longnecker, as well as operating and financial results for 2010, individual contributions and performance and other factors noted above.

Additionally, we plan to return to a formulaic approach in determining annual cash incentive bonus payments. In March 2010, the committee selected the following targeted levels of performance:

Performance Measure	Target	Weight
Production	17.5 Bcfe	20%
EBITDA	$74.0 million	20%
Economic completed well costs	$2.12/Mcfe	20%
Discretionary	Not Applicable	40%

The annual incentive plan will pay on a sliding scale from a threshold of 80% achievement of each particular target up to a maximum 140% achievement of each particular target. The committee believes that these metrics and the targeted levels of performance represent realistic, near-term and measurable performance goals for 2010 that will promote Company growth without providing an incentive for executives to engage in risky business behavior.

The proposed 2010 annual incentive payments to the named executive officers at the threshold, target and maximum levels of achievement of all performance measures, as a percent of base salary, are as follows:

Executive Officer	Threshold	Target	Maximum
Ken Kenworthy, Jr.	40%	80%	160%
Michael J. Rohleder	30%	60%	120%
James A. Merrill	30%	60%	120%
Gary D. Jackson	30%	60%	120%
Timothy L. Benton	25%	50%	100%

Response in Event of Restatement

We do not have a formal policy that would require us to seek to recover cash or equity compensation received by an executive officer if the Company’s performance upon which the payments were based were adjusted or restated and the adjusted performance would have resulted in reduced compensation. However, in a given case, depending upon the circumstance, we would consider seeking such recovery. In addition, in all cases, we would consider any such event when making future compensation decisions for executive officers who continue to be employed by the Company.

Accounting and Tax Implications

We believe it is important to have flexibility in our compensation program in a manner suitable to achieve the objectives described above. Therefore, while we consider the accounting and tax treatment of certain forms of compensation in the design of our compensation program, the accounting and tax treatment is not a determinative factor.

Under Section 162(m) of the Internal Revenue Code (the “Code”), we can deduct for federal tax purposes no more than $1 million of annual compensation paid to each of our CEO and four of our other most highly-paid executive officers other than our CEO. The section 162(m) restriction applies to salary, bonuses and other compensation not directly tied to performance. None of our executive officers currently receives compensation in excess of $1 million, so Section 162(m) does not currently affect compensation decisions with respect to our executive officers. However, as our compensation program develops and changes, Section 162(m) will be taken into consideration.

Section 422 of the Code provides favorable tax treatment to the recipients of stock options that meet certain requirements imposed by the section to qualify as “incentive stock options” as defined by the section. The Compensation Committee has considered the effect of Section 422 on our 2000 Stock Option Plan and 2008 Long Term Incentive Plan, and the terms of both plans were designed to be responsive to the favorable tax treatment provided by Section 422. However, in certain circumstances it may be in one of our executive’s best interests to receive options not subject to Section 422 restrictions. Consequently, options granted under either the 2000 Stock Option Plan or the 2008 Long Term Incentive Plan may be either incentive stock options or options that do not qualify as such.

Compensation Committee Report

In accordance with its written charter adopted by the Board, the Compensation Committee of the Board is responsible for establishing the compensation of our CEO, Mr. Kenworthy, Jr., and overseeing the compensation process as it relates to our other executive officers to assure they are compensated in a manner consistent with our overall objectives. The Compensation Committee is also obligated to communicate to shareholders information regarding the Company’s compensation policies and the reasoning behind such policies.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

The preceding report is presented by the members of the Compensation Committee.

— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Compensation Committee

Summary Compensation Table

The following table sets forth the compensation paid by us for services rendered during the years ended December 31, 2009, 2008 and 2007 to the individuals listed in the table, who are referred to herein as the “named executive officers.” Compensation paid to Messrs. Merrill, Hart and Rohleder during 2007 is not included in the table and discussion that follows as they were not executive officers of the Company during 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-equity incentive plan compensation(2) ($)	All other compensation(3) ($)	Total
Ken Kenworthy, Jr.	2009	$475,000	$361,000	$1,187,506	$—	$—	$91,493	$2,114,999
Chief Executive Officer	2008	391,667	—	1,187,500	—	373,497	92,862	2,045,526
	2007	275,000	175,000	—	707,937	—	51,938	1,209,875

Michael J. Rohleder	2009	275,000	195,938	924,000	—	—	59,193	1,454,131
President	2008	215,192	—	412,500	229,618	153,290	33,407	1,044,007

James A. Merrill	2009	275,000	195,938	924,000	—	—	21,084	1,416,022
Chief Financial Officer	2008	229,750	—	412,500	229,618	162,176	23,786	1,057,830

Richard Q. Hart	2009	275,000	182,875	924,000	—	—	14,650	1,396,525
Vice President, Operations	2008	264,158	—	412,500	229,618	189,206	14,900	1,110,382

Gary D. Jackson	2009	275,000	156,750	924,000	—	—	21,195	1,376,945
Vice President, Land	2008	232,500	—	412,500	—	162,176	19,393	826,569
	2007	153,685	40,000	—	353,969	—	10,163	557,817

(1)

The amount set forth is the aggregate grant date fair value attributable to restricted stock or stock options, as applicable, granted to the named executive officers pursuant to FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of these grants of restricted stock and options, please see Note K to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. The numbers in the table are not adjusted for subsequent changes in our stock price and do not represent the intrinsic or “in-the-money” value of the awards.

(2)

Forty percent of each executive’s targeted non-equity incentive plan compensation for 2008 was advanced on December 15, 2008 with the finally-determined amount less the advancement paid on March 13, 2009.

(3)	All other compensation includes the following:

Name	Company Contributions to our 401(k) Plan	Personal Use of Company Aircraft	Life Insurance Premiums	Car Allowance	Total
Ken Kenworthy, Jr.	$12,250	$69,626	$—	$9,616	$91,492
Michael J. Rohleder	12,250	26,729	17,814	2,400	59,193
James A. Merrill	12,250	1,877	4,566	2,400	21,084
Richard Q. Hart	12,250	—	—	2,400	14,650
Gary D. Jackson	12,250	1,895	—	7,050	21,195

Grants of Plan Based Awards

The following table reflects information concerning awards granted to our named executive officers during the year ended December 31, 2009 under the 2000 Stock Option Plan and the 2008 Long Term Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Ken Kenworthy, Jr.	6/1/2009	64,259	$1,187,506
Michael J. Rohleder	6/1/2009	50,000	924,000
James A. Merrill	6/1/2009	50,000	924,000
Richard Q. Hart	6/1/2009	50,000	924,000
Gary D. Jackson	6/1/2009	50,000	924,000

(1)

The amounts set forth in this column correspond to restricted stock grants to the named executive officers during 2009, all of which vest in four equal annual installments, commencing on the first anniversary of the date of grant.

Stock Options and Long Term Incentive Plan

The Company’s 2000 Stock Option Plan (the “Stock Option Plan”) was originally adopted in January 2001 and has been amended twice since its adoption to increase the number of shares authorized under the Stock Option Plan. As of March 31, 2010, 850,000 shares of our Common Stock were issuable under the Stock Option Plan and 826,000 of the shares authorized had been issued pursuant to exercises of options or were subject to outstanding options, leaving 24,000 shares available for future grants. The Stock Option Plan expires on October 30, 2010.

The Company’s 2008 Long Term Incentive Plan (the “Long Term Incentive Plan”) was originally adopted in May 2008. As of March 31, 2010, 750,000 shares of our Common Stock were issuable under the Long Term Incentive Plan and 613,635 of the shares authorized had been issued, leaving 136,365 shares available for future grants. If the LTIP Amendment described in Proposal No. 3 of this proxy statement is approved at the Annual Meeting, a total of 1,136,365 shares of our Common Stock will be available for future grants.

Description of the Stock Option Plan

Administration. The Stock Option Plan is administered by the Board. The Board has the authority to appoint a committee (“Committee”) of not less than two members of the Board to administer the Stock Option Plan and to make determinations concerning the granting of options thereunder. The Board may appoint and remove members of the Committee as it sees fit from time to time. The Board or Committee has sole authority to determine the persons who shall participate in the Stock Option Plan and the extent of their participation and to construe and interpret provisions of the Stock Option Plan and any option granted thereunder. No member of the Board or Committee will be liable for any action or determination made in good faith, and such members will be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, or as otherwise permitted by law. The Board has appointed the Compensation Committee to approve the grant of options for executive officers, which has the discretion to consider whether such a grant is appropriate given an officer’s performance and current annual salary, and the Compensation Committee has authorized the CEO to approve grants of options to non executive officers.

The Committee does not have an established procedure regarding the timing of stock option award grants in relation to the release of any nonpublic information, but historically, the Committee has not granted options in conjunction with any such information. Additionally, the Committee does not have an established policy regarding the back dating of stock option award grants for the purpose of affecting executive officer compensation. However, no grants of stock options have been back dated, and it is not anticipated that any future grants will be dated in such a manner.

Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock reserved for issuance under the Stock Option Plan and in respect of which options may be granted pursuant to the terms of the Stock Option Plan is 850,000 shares. These shares consist of authorized but unissued shares or treasury shares held by the Company. This number is subject to appropriate equitable adjustment in the event of any subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company. In the event that any outstanding option under the Stock Option Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to options granted under the Stock Option Plan.

Eligibility. Persons eligible to participate in the Stock Option Plan consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company as the Board or Committee may determine from time to time. In addition, all Non-Employee Directors of the Company shall be eligible to participate in the Stock Option Plan. There is no limit to the total number of eligible persons to whom options may be granted under the Stock Option Plan. The Board or Committee will determine in accordance with the Stock Option Plan the persons to whom option awards are granted, the size of any option awards and the conditions applicable thereto.

Exercise of Options. Options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant, unless otherwise provided by the Board or Committee at the time the option is granted. The Board or Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. After becoming exercisable, options granted under the Stock Option Plan may be exercised, in whole or in part, at any time prior to the expiration or termination of the options. The exercise price of options granted under the Stock Option Plan is determined by the Board or the Committee, but may not be less than the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the Stock Option Plan must be paid upon the exercise of the option and may be paid in cash or with stock of the Company or a combination thereof.

Nontransferability. Options granted under the Stock Option Plan are not assignable or transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Effect of Death, Termination of Employment and Retirement. If an optionee dies while employed by the Company, the unvested portion of the option will vest, and at any time or times within twelve months after the optionee’s death the options may be exercised by the optionee’s estate, personal representative, beneficiary or other person upon whom such right devolves by will or the laws of descent and distribution, and except as so exercised, will expire at the end of such twelve-month period. If the optionee’s employment is terminated for cause, the optionee’s options whether or not then exercisable will terminate immediately. If the termination is for a reason other than death or for cause, the optionee will have the right to exercise his or her vested options at any time within three months after such termination, unless the optionee continues to serve as a director of the Company as provided below. However, in any event, no option may be exercised more than ten years after the date of its grant.

Option Awards to Non-Employee Directors. Each member of the Board who is not an employee of the Company (a “Non-Employee Director”) is eligible to receive option grants under the Stock Option Plan on the same basis as other eligible persons. The purchase price for each share placed under an option grant for a Non-Employee Director is equal to 100% of the fair market value of such share on the date the option is granted. No options will be granted to a Non-Employee Director after any date that the Non-Employee Director ceases to be a director of the Company. All stock options granted to a Non-Employee Director shall consist of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. The period during which a Non-Employee Director option may be exercised shall be ten years from the date of grant.

Recapitalization or Reorganization. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the Common Stock, such proportionate adjustments shall be made with respect to the aggregate number and type of securities for which options may be granted under the Stock Option Plan, the number of shares covered by each outstanding option and the price of each outstanding option will be proportionately adjusted.

If the Company dissolves, liquidates, or is reorganized in a manner which results in a change in control of the Company, or in the event of a tender or exchange offer which results in a change in control of the Company, all options outstanding on the date of such change in control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within 60 days after such change in control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (i) the fair market value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (ii) the aggregate exercise price for the shares under the option or portion thereof surrendered.

Modification and Termination of the Stock Option Plan. The Committee may at any time amend, alter or discontinue the Stock Option Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. Additionally, no amendment may affect any then outstanding options or unexercised portions thereof without the consent of the optionee. No options shall be granted pursuant to the Stock Option Plan after October 30, 2010, except with respect to awards then outstanding.

Special Provisions Applicable to Incentive Stock Options. The Committee will determine at the time of any option grant whether such option will be an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code or a nonstatutory stock option. Options granted to Non-Employee Directors and other non-employee service providers will not qualify as incentive stock options. Incentive stock options granted pursuant to the Stock Option Plan will comply with all the previously mentioned provisions of the Stock Option Plan modified by the following special terms and conditions:

1.	Eligibility. Persons eligible to receive incentive stock options are employees (including officers and directors who are employees) of the Company or its subsidiaries only.

2.	Limitations on Aggregate Value of Shares Subject to Incentive Stock Options. The aggregate fair market value as of the date of the grant of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year will not exceed $100,000.

3.	Term of Incentive Stock Options. Each incentive stock option granted under the Stock Option Plan will not be exercisable more than ten years from the date the option is granted.

4.	Limitations for Certain Shareholders. Any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not receive an incentive stock option under the Stock Option Plan, unless at the time the option is granted to such person the exercise price is at least 110% of the fair market value of the shares covered by the option and the option is not exercisable after the expiration of five years from the date of the grant.

Federal Income Tax Consequences. An optionee receiving an option qualifying as an “incentive stock option” under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain or loss based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive stock option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

An optionee receiving a nonstatutory stock option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount. An optionee’s tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.

Description of the Long Term Incentive Plan

See “Proposal No. 3: Amendment to the Company’s 2008 Long-Term Incentive Plan to Increase the Maximum Number of Shares of Common Stock Issuable — Description of the LTIP” above for a description of the LTIP.

Outstanding Equity Awards

The following table reflects outstanding options and stock awards held by our named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested (#)(3)
Name	Exercisable	Unexercisable(1)
Ken Kenworthy, Jr.	12,500	25,000	$38.06	6/6/2017	71,998	$989,253
Michael J. Rohleder	6,250	18,750	25.32	1/24/2018	52,689	723,947
James A. Merrill	18,750	6,250	31.98	8/15/2016	52,689	723,947
	5,000	5,000	39.18	6/6/2017
	6,250	18,750	25.32	1/24/2018
Richard Q. Hart	2,500	—	6.10	12/14/2014	52,689	723,947
	15,000	—	20.01	9/16/2015
	12,500	12,500	39.18	6/16/2017
	6,250	18,750	25.32	1/24/2018
Gary D. Jackson	21,000	—	38.06	12/14/2014	52,689	723,947
	12,500	12,500	6.10	9/16/2015

(1)

Awards held by executives vest in four equal installments on each anniversary date of the grant, beginning on the first anniversary date of the grant, provided that the recipient has been continuously employed at such date. In addition to the foregoing vesting provisions, all of these options vest upon the holder’s death or disability, or change in control of the Company.

(2)

Awards held by executives vest in four equal installments from the anniversary date of each grant, provided that the recipient has been continuously employed at such date. In addition to the foregoing vesting provisions, all of these shares vest upon the holder’s death or disability, or a change in control of the Company.

(3)	Calculated based upon the closing market price of our common stock as of December 31, 2009, the last trading day of our fiscal year ($13.74), multiplied by the number of unvested awards at year-end.

Option Exercises and Stock Vested

The following table reflects exercises of stock options and vesting of restricted stock for our named executive officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Ken Kenworthy, Jr.	—	—	3,869	$41,166
Michael J. Rohleder	—	—	1,344	14,300
James A. Merrill	—	—	1,344	14,300
Richard Q. Hart	—	—	1,344	14,300
Gary D. Jackson	—	—	1,344	14,300

(1)	Represents the June 30, 2009, vesting of one-quarter of the restricted stock grants made July 1, 2008.

(2)	Represents $10.64, the closing market price of our common stock on June 30, 2009, multiplied by the number of shares that vested on such date.

Defined Contribution Plan

The Company offers a tax qualified defined contribution 401(k) plan to all of its employees, including its executive officers, to provide a benefit payable to an employee or his heirs upon retirement, total disability, or death. Under the terms of the plan and subject to limitations of federal law, each of our employees can elect to defer a portion of his compensation and direct such deferrals to the investments offered under the plan, generally consisting of mutual funds in various asset classes. Subject to the terms of the plan, the Company makes discretionary matching contributions to the plan on behalf of the participant employees. Participants are immediately vested in their deferred contributions, but Company contributions are subject to certain vesting requirements. Executive officers participate in the plan on the same basis as all other employees. The Company’s 2009 contributions to the plan for the account of the named executive officers are included in the Summary Compensation Table set forth above.

Other Potential Payments upon a Change in Control or Termination of Employment

No special benefits are payable to the named executive officers by reason of a change in control or termination of employment other than acceleration of vesting of unvested options and restricted stock grants, the value of which is set forth below assuming a change in control or death occurred as of December 31, 2009:

Name	Acceleration of Option Vesting(1)	Acceleration of Restricted Stock Vesting(2)
Ken L. Kenworthy, Jr.	—	$989,253
Michael J. Rohleder	—	723,947
James A. Merrill	—	723,947
Richard Q. Hart, Jr.	$19,100	723,947
Gary D. Jackson	—	723,947

(1)

The amount set forth is the difference between the closing price of our Common Stock on December 31, 2009, which was $13.74 per share, and the exercise price of unvested options. There is no value for acceleration of vesting of options with an exercise price in excess of the December 31, 2009 closing price.

(2)	The amount set forth represents $13.74, the closing market price of our common stock on December 31, 2009, multiplied by the number of shares of unvested restricted stock on such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of each class of our equity securities as of March 31, 2010, by (i) each of our directors; (ii) each of our named executive officers, and (iii) all of our directors and executive officers as a group. As of March 31, 2010, there were 31,288,508 shares of Common Stock and 2,000,000 shares of Series B Cumulative Preferred Stock outstanding. Except as otherwise listed below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Title of Class	Number of Shares	Percent of Total
Ken L. Kenworthy, Jr.(1)	Common Stock	800,577	2.56%

Ken L. Kenworthy, Sr.(2)	Common Stock	605,100	1.93%

Michael J. Rohleder(3)	Common Stock	88,717	*

	Series B
	Cumulative
	Preferred Stock	7,700	*

James A. Merrill(4)	Common Stock	95,384	*

Richard Q. Hart, Jr.(5)	Common Stock	122,448	*

Gary D. Jackson(6)	Common Stock	88,019	*

T. J. Boismier(7)	Common Stock	29,276	*

Steven Craig(8)	Common Stock	36,776	*

Jon W. McHugh(9)	Common Stock	27,776	*

Michael G. Cook	Common Stock	5,625	*

Thomas G. Casso	Common Stock	10,000	*

All executive officers and directors as a group (14 persons)	Common Stock	1,963,317	6.27%

	Series B
	Cumulative
	Preferred Stock	7,700	*

*	Less than 1%

(1)

Shares owned by Mr. Ken Kenworthy, Jr. exclude 436,912 shares owned by his wife, Mrs. Karen Kenworthy, as to which he disclaims beneficial ownership, include 12,500 shares Mr. Kenworthy, Jr. has the right to acquire on exercise of options exercisable within 60 days and include 13,036 shares for which he and his wife share voting power.

(2)

Shares owned by Mr. Ken Kenworthy, Sr. include 64,092 shares held in trust for the benefit of his children and 25,000 shares Mr. Kenworthy, Sr. has the right to acquire on exercise of options exercisable within 60 days. 300,000 shares beneficially owned by Mr. Kenworthy, Sr. are pledged to the Royal Bank of Canada as security for a line of credit extended in May 2006.

(3)	Includes 12,500 shares Mr. Rohleder has the right to acquire on exercise of options exercisable within 60 days.

(4)	Includes 36,250 shares Mr. Merrill has the right to acquire on exercise of options exercisable within 60 days.

(5)	Includes 67,500 shares Mr. Hart has the right to acquire on exercise of options exercisable within 60 days.

(6)	Includes 33,500 shares Mr. Jackson has the right to acquire on exercise of options exercisable within 60 days.

(7)	Includes 17,500 shares Mr. Boismier has the right to acquire on exercise of options exercisable within 60 days.

(8)	Includes 25,000 shares Mr. Craig has the right to acquire on exercise of options exercisable within 60 days.

(9)	Includes 15,000 shares Mr. McHugh has the right to acquire on exercise of options exercisable within 60 days.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by persons known to beneficially own more than 5% of our outstanding stock as of the latest date such persons have filed reports of beneficial ownership with the SEC. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares voted.

Beneficial Owner	Number of Shares	Percent of Total
Centennial Energy Partners, L.L.C., and Peter K. Seldin(1)	2,314,071	7.40%

Morgan Stanley and Morgan Stanley Investment Management, Inc.(2)	2,363,805	7.55%

Thompson, Siegel & Walmsley LLC(3)	1,843,752	5,89%

Vaughan Nelson Investment Management, L.P. and Vaughan Nelson Investment Management, Inc.(4)	1,751,813	5.60%

Jefferies Funding LLC and Jefferies Group, Inc.(5)	2,734,210	8.74%

BlackRock, Inc.(6)	2,407,780	7.70%

(1)

Determined from Schedule 13G/A filed on February 12, 2010. Peter K. Seldin is the managing member of Centennial Energy Partners, L.L.C. Neither Centennial Energy Partners, L.L.C. nor Peter K. Seldin directly own shares of our Common Stock, but both are beneficial owners of the shares owned directly and beneficially by certain private investment vehicles to which Centennial Energy Partners, L.L.C. serves as general partner. The business address of Centennial Energy Partners, L.L.C., and Peter K. Seldin is 575 Lexington Avenue, 33rd Floor, New York, New York 10022.

(2)

Determined from Schedule 13G/A filed on February 12, 2010. Morgan Stanley Investment Management, Inc. is a wholly owned subsidiary of Morgan Stanley and holds Common Stock in various discretionary accounts which it manages. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036, and of Morgan Stanley Investment Management, Inc., the address is 522 Fifth Avenue, New York, NY 10036.

(3)	Determined from Schedule 13G filed on February 10, 2010. The address of Thompson, Siegel & Walmsley LLC is 6806 Paragon Place, Suite 300, Richmond, Virginia 23230.

(4)

Determined from Schedule 13G filed on February 9, 2010. Vaughan Nelson Investment Management, Inc. is the general partner of Vaughan Nelson Investment Management, L.P. Neither Vaughan Nelson Investment Management, Inc. nor Vaughan Nelson Investment Management, L.P. directly own shares of our Common Stock, but both are beneficial owners of the shares by reason of investment advisory relationships between Vaughan Nelson Investment Management, L.P. and persons who directly own the shares. The address of Vaughan Nelson Investment Management, Inc. and Vaughan Nelson Investment Management, L.P. is 600 Travis Street, Suite 6300, Houston, Texas 77002.

(5)

Determined from Schedule 13G/A filed on February 8, 2010. Jefferies Group, Inc. is the parent company of Jefferies Funding LLC. Jefferies Group, Inc. does not directly own shares of our Common Stock, but is a beneficial owner of the shares owned directly by Jefferies Funding LLC. The address of Jefferies Group, Inc. and Jefferies Funding LLC is 520 Madison Avenue, New York, New York 10022.

(6)

Determined from Schedule 13G filed on January 29, 2010. Various persons have the right to receive or the power to direct the receipt of dividends from the shares of Common Stock owned by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. We are required to disclose delinquent filings of reports by such persons.

Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were met during 2009, except as follows:

•

Messrs. Tim Benton, Richard Hart, Jr., Gary Jackson and James Merrill each filed one late report relating to shares of restricted Common Stock that were returned to the Company upon applicable vesting dates in order to pay withholding taxes associated with the vesting of such awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company requires that any situation, transaction or relationship that gives rise to an actual or potential conflict of interest for our executive officers must be disclosed to the Board in writing. The Company may permit the conflicted transaction only if full disclosure is made and the Company’s interests are fully protected. The Company considers conflicted transactions to consist of any transaction in which the executive (1) causes the Company to engage in business transactions with relatives or friends or companies controlled or owned by our executives; (2) uses nonpublic Company or other information for personal gain by the executive, his relatives or his friends (including securities transactions based on such information); (3) has more than a nominal financial interest in any entity with which the Company does business or competes; (4) receives a loan, or guarantee of obligations, from the Company or a third party as a result of his position at the Company; (5) competes, or prepares to compete, with the Company while still employed by the Company; or (6) has a financial interest or potential for gain in any transaction with the Company (other than Company approved compensation arrangements).

The preceding policy and examples of conflicted transactions are provided in the Company’s written Code of Business Conduct and Ethics, which is available on the Company’s website at www.gmxresources.com.

VOTING PROCEDURES

As described above, voting at the Annual Meeting will consist of the following:

•	The seven nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.

•

The amendment to the Company’s Certificate of Incorporation to increase the maximum number of authorized shares of Common Stock to 100,000,000 shares will be approved if the holders of a majority of our outstanding Common Stock vote in favor of the proposal.

•

The amendment to the LTIP to increase the maximum number of shares of Common Stock issuable under the LTIP to 1,750,000 shares will be approved if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•

The selection of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010 will be ratified if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•

All other matters properly brought before the Annual Meeting will be approved if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal, unless otherwise required by law.

Shares represented by proxies that are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked “withhold authority” with respect to any one or more nominees will not affect the outcome of a nominee’s election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers’ discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted by the proxies.

Unless otherwise directed in the proxy or otherwise provided by applicable law, shares represented by valid proxies will be voted FOR the election of the director nominees, FOR the approval of the amendment to the Company’s Certificate of Incorporation, FOR the approval of the amendment to the LTIP and FOR the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010. As to any other business that may properly come before the Annual Meeting, shares represented by proxies will be voted, to the extent permitted by law, in accordance with the recommendations of the Board, although the Company does not presently know of any such other business.

PROPOSALS OF SHAREHOLDERS

Each year the Board submits its nominations for election of directors at the Annual Meeting of Shareholders. The Board will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before the annual meeting shall be made in writing and generally must be received by our Secretary not more than 150 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the number of shares and class of the Company’s securities owned beneficially and of record by such shareholder and beneficial owner, information about any direct or indirect opportunity of such shareholder and beneficial owner to profit from any increase or decrease in the value of the Company’s securities, and any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies relating to the proposal and/or the election of directors in a contested election, as applicable, pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by our Board; and (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. For more detailed instructions relating to any such notice, shareholders are encouraged to refer to Section 1.11 of our Amended and Restated Bylaws, which are available at no charge from the Company as set forth below under “Annual Report” or by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2009. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2011 Annual Meeting must be received no later than December 17, 2010. To be considered for presentation at the 2011 Annual Meeting, although not included in the proxy statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board for the 2011 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2011 Annual Meeting unless we are provided with notice of such proposal no later than 90 days prior to the date of the 2011 annual meeting.

OTHER MATTERS

As of the date of this proxy statement, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Annual Meeting by or at the direction of the Board.

ANNUAL REPORT

The Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2009, including audited financial statements, is enclosed with this proxy statement.

Copies of the exhibits omitted from the enclosed Annual Report on Form 10-K are available to shareholders without charge upon written request to Michael J. Rohleder, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

Appendix A

AMENDED CERTIFICATE OF INCORPORATION

OF

GMX RESOURCES INC.

The undersigned officers of GMX RESOURCES INC., an Oklahoma corporation (the “Corporation”), hereby file this Amended Certificate of Incorporation to reflect an amendment to the Corporation’s Certificate of Incorporation as set forth below:

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, divided into one hundred million (100,000,000) shares of Common Stock of the par value of one tenth of one cent ($.001) per share and ten million (10,000,000) shares of Preferred Stock of the par value of one tenth of one cent ($.001) per share.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption rates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) Any other relative rights, preferences and limitations of that series.

A-1

The undersigned officers certify that the foregoing amendment was adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.

IN WITNESS WHEREOF, the undersigned officers have executed this Amended Certificate of Incorporation this              day of                     , 2010.

GMX RESOURCES INC.

By:
Ken L. Kenworthy, Jr., Chairman of the Board of Directors and Chief Executive Officer

ATTEST:

James A. Merrill, Secretary

A-2

Appendix B

GMX RESOURCES INC.

AMENDED AND RESTATED 2008 LONG-TERM INCENTIVE PLAN

(As amended and restated effective                     , 2010, to increase

the number of shares subject to the plan to 1,750,000)

ARTICLE I

PURPOSE

Section 1.1    Purpose. This GMX RESOURCES INC. Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”) is intended as an incentive to managerial and other employees of GMX RESOURCES INC. (the “Company”) and any Subsidiary of the Company. The Plan’s purposes are to retain employees, to attract new employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The Plan is also intended to provide incentive to consultants to, and certain directors of, the Company and any Subsidiary of the Company. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Bonus Stock Awards, SARs, Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan. Certain capitalized terms used in this Plan have the meanings ascribed to them in Article II hereof.

Section 1.2    Effectiveness and Expiration of the Plan. The Plan was originally adopted by the Board to be effective as of May 28, 2008 (the “Effective Date”) and was approved by the Company’s shareholders as of such Effective Date. The Plan as amended and restated was adopted by the Board on April 5, 2010, subject to approval by holders of the Company’s outstanding Common Stock at the Company’s 2010 annual meeting of shareholders. The Plan is effective until May 28, 2018, unless earlier terminated pursuant Section 11.1. Notwithstanding any termination of the Plan, the Plan shall continue in effect until all matters relating to the payment and administration of outstanding Awards have been settled.

Section 1.3    Shares Subject to the Plan. Subject to the limitations set forth in the Plan, there shall be subject to the Plan 1,750,000 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”). Any shares subject to the Plan that are not subject to Awards at the termination of the Plan shall cease to be subject to the Plan; provided, however, that until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares of Common Stock authorized under this Section 1.3. In addition, shares of Common Stock issued under the Plan and forfeited back to the Plan, shares of Common Stock surrendered in payment of the exercise price or purchase price of an Award, and shares of Common Stock withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. A maximum of 750,000 shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article X.

GMX RESOURCES INC. Amended and

Restated 2008 Long-Term Incentive Plan

ARTICLE II

DEFINITIONS

Section 2.1    “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR or Restricted Stock Award granted under the Plan to a Consultant by the Committee or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

Section 2.2    “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.3    “Board” means the Board of Directors of the Company.

Section 2.4    “Bonus Stock Award” means an Award granted under Section 6.3.

Section 2.5    “Change of Control Event” means each of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities;

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company, unless: (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and (C) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

GMX RESOURCES INC. Amended and

Restated 2008 Long-Term Incentive Plan

(ii) A complete liquidation or dissolution of the Company; or

(iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control Event shall not be deemed to have occurred solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control Event would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control Event shall be deemed to have occurred.

Section 2.6    “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.7    “Committee” means the Compensation Committee of the Board, provided, however, that with respect to powers to grant and establish the terms of Awards to Eligible Directors and all other powers that are reserved to the Board under Section 3.2, references to “Committee” shall be deemed to be references to Board.

Section 2.8    “Common Stock” means the common stock, par value $.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.9    “Consultant” means any person who is engaged by the Company or a Subsidiary to render consulting or advisory services.

Section 2.10    “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

Section 2.11    “Eligible Employee” means any employee of the Company or a Subsidiary as approved by the Committee.

Section 2.12    “Eligible Director” means any member of the Board who is not an employee of the Company or a Subsidiary.

Section 2.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.14    “Fair Market Value” means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the closing “bid” and “asked” prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the

GMX RESOURCES INC. Amended and

Restated 2008 Long-Term Incentive Plan

over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value that they deem appropriate. For purposes of determining the purchase price of an Incentive Stock Option, Fair Market Value shall in any event be determined in accordance with Sections 422 and 409A of the Code.

Section 2.15    “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.16    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.17    “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.18    “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted under the Plan.

Section 2.19    “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.20    “Performance Measures” means any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, or any combination thereof, or as may from time to time otherwise be specified by the Committee. The Performance Measures may be absolute, relative to one or more other companies, or relative to one or more indexes.

Section 2.21    “Performance Unit” means the monetary unit, having a value equal to the Fair Market Value of one share of Common Stock, as provided by the terms of an Award Agreement evidencing such Award, that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.22    “Plan” means this GMX RESOURCES INC. Amended and Restated 2008 Long-Term Incentive Plan.

Section 2.23    “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.24    “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.25    “Subsidiary” shall have the same meaning set forth in Section 424 of the Code. The term “Subsidiary” as used in this Plan shall include the plural of the term, if applicable.

ARTICLE III

ADMINISTRATION

Section 3.1    Administration of the Plan. The Committee shall have the power and authority to administer the Plan. Pursuant to Section 3.2, the Committee shall also be authorized to administer Awards granted by the Board to Eligible Directors. The Committee may designate persons, other than members of the Committee (including certain officers of the Company), to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of Awards to, persons subject to Sections 16(a) and 16(b) of the Exchange Act or Section 162(m) of the Code.

GMX RESOURCES INC. Amended and

Restated 2008 Long-Term Incentive Plan

Subject to the provisions of the Plan and except as provided otherwise in Section 3.2, the Committee shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan;

(b) Determine the time or times when Awards will be made to Eligible Employees and Consultants;

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements, if any), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee;

(d) Determine whether Awards will be granted singly or in combination;

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award;

(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2    Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs, shares of Restricted Stock or shares of Bonus Stock awarded to Eligible Directors selected for participation and the terms of such Awards. The Committee shall administer all other aspects of the Awards made to Eligible Directors. For purposes of the Plan, references to the “Committee” shall be deemed to be references to the Board with respect to the powers reserved exclusively to the Board pursuant to this Section.

Section 3.3    Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4    Section 162(m) Provisions. It is the intent of the Company for the Plan and the Awards made hereunder to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Committee that such qualification is necessary for an Award. Accordingly, if the Committee intends for an Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measures to be achieved by the Company, or any Subsidiary, division, or department, applicable to such Award shall be (i) measured for a prescribed period, as determined by the Committee, consisting of not less than one year; and (ii) established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the relevant performance period and (b) the date as of which 25% of the performance period has elapsed. The Committee’s discretion to modify an Award to change or otherwise waive a Performance Measure to allow the vesting of the Award may be restricted in order to comply with Section 162(m). Further, the granting of any Award intended to be “qualified performance based compensation” shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act).

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Section 3.5    Section 409A Provisions. It is the intent of the Company that no Award under the Plan be considered “deferred compensation” subject to Section 409A of the Code, including awards paid pursuant to a Change in Control Event. The Committee shall design and administer the Awards under the Plan so that they are not subject to Section 409A of the Code.

ARTICLE IV

GRANT OF AWARDS

Section 4.1    Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Subject to the adjustment provisions of Article X, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 200,000 shares, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation or deductibility of compensation under Section 162(m) of the Code.

(b) Subject to the adjustment provisions of Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards (presuming such Performance Unit Awards will be paid in shares of Common Stock) to any Eligible Employee in any calendar year may not exceed 200,000, subject to the adjustment provisions of Article X, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation or deductibility of compensation under Section 162(m) of the Code.

(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $1,000,000.

(d) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(e) Separate certificates or a book-entry registration representing shares of Common Stock shall be delivered to a Participant pursuant to an Award contemplating delivery of shares of Common Stock; provided, however, any shares of Common Stock subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied.

(f) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

Section 5.1    Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2. Unless otherwise determined by the Committee at the time of grant, all Options shall become exercisable at the rate of 25% of the total shares subject to the Option on each of the first four (4) anniversary dates of the Date of Grant. The Committee shall also be entitled to accelerate the date any outstanding Option becomes exercisable at any time.

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Section 5.2    Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Price. The purchase price for each share placed under Option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the Fair Market Value of such share on the Date of Grant.

(b) Term. In the event of the death of a Participant while in the employ of the Company, any unvested portion of the Option as of the date of death shall be vested as of the date of death and the Option shall be exercisable in full by the heirs or other legal representatives of the Participant within twelve (12) months following the date of death. In the event of termination of employment for any reason other than death or termination for cause (and except as otherwise provided in Section 5.2(e) below) such Option shall be exercisable by the employee or his legal representative within three (3) months of the date of termination as to all then vested portions. In addition, the Committee may in its sole discretion, approve acceleration of the vesting of any unvested portions of the Option. If a Participant’s employment with the Company is terminated for cause, the Option shall terminate as of the date of such termination of employment and the Participant shall have no further rights to exercise any portion of the Option. “Termination for cause” means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct that is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. Notwithstanding any of the foregoing, in no event may an Option be exercised more than ten (10) years after the Date of Grant.

(c) Method of Exercise. Options may be exercised, whether in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of an Option, the Participant shall be entitled (unless otherwise provided in the Award Agreement evidencing the Option), without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering shares of stock of the Company owned by the Participant with such stock to be valued at the Fair Market Value on the date immediately preceding the date of exercise; (ii) with a combination of cash and shares of stock of the Company owned by the Participant; (iii) by surrendering a portion of the Option with such surrendered Option to be valued based on the difference between the Fair Market Value of the shares of stock surrendered on the date immediately preceding the date of exercise and the aggregate Option purchase price of the shares of stock surrendered (“Surrender Value”), or (iv) with a combination of cash, shares of stock of the Company owned by the Participant and surrendered Options; provided, however, the surrender of shares of stock of the Company or Options shall not be permitted if such surrender will result in any adverse accounting treatment to the Company without the Committee’s prior approval. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any Option.

(d) Limitations Applicable to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or any Subsidiary. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all Incentive Stock Option plans of the Company and any Subsidiary exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Eligible Employee if, at the time the Option is granted, such Eligible Employee owns stock possessing more than

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10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. Except as otherwise provided in Sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(e) Continued Service as a Director. Any provisions of the Plan to the contrary notwithstanding, for purposes of Section 5.2(b) above, in the event a Participant who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, such Participant’s Options shall not expire three (3) months following the date of termination of employment with the Company as is provided in Section 5.2(b) above, but instead shall continue in full force and effect until such Participant ceases to be a director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement. Termination of any such Option in connection with the Participant’s termination of service as a director shall be in accordance with the provisions of Section 5.2(b) above; provided, however, that (i) the terms “employ” and “employment” as used therein shall be replaced with the terms “service” and “service on the Board of Directors,” respectively, and (ii) the phrase “termination for cause” shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

(f) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

(g) Options and Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Eligible Employees, Consultants, or Eligible Directors as a result of a merger or consolidation or other business transaction with the Company or any Subsidiary.

ARTICLE VI

RESTRICTED STOCK AND BONUS STOCK AWARDS

Section 6.1    Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Awards and/or Bonus Stock Awards to Eligible Employees, Consultants and Eligible Directors. Restricted Stock Awards and Bonus Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award and Bonus Stock Award shall be subject to an Award Agreement setting forth the terms of such Award, which may or may not be subject to the achievement of Performance Measures, and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2    Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period. The purchase price, if any, for shares of Common Stock issued in connection with a Restricted Stock Award shall be

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determined by the Committee, in its sole discretion. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company or a Subsidiary for a period of time. Each such employment and/or service requirement is referred to herein as a “Restriction Period.” The Committee shall determine the Restriction Period which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of a Restriction Period, assuming the fulfillment of any other specified vesting conditions, such restrictions as have been imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof; provided, however, if the vesting conditions are not satisfied at the end of a Restriction Period, the shares of Common Stock covered by the Restricted Stock Award will be forfeited back to the Company. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 10.2(c), the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award upon the termination of employment other than for cause by a Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. The holder of a Restricted Stock Award shall have the right to vote and to receive dividends unless otherwise determined by the Committee for any award or awards. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability and potential forfeiture as the shares of Restricted Stock with respect to which they were paid.

Section 6.3    Conditions of Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to Performance Measures or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

Section 6.4    162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article VI, any Restricted Stock Award or Bonus Stock Award made subject to Performance Measures shall be granted and administered as provided in Section 3.4 herein.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1    Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant SARs to Eligible Employees, Consultants and Eligible Directors. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise either the SAR or the Option granted in tandem with such SAR, any unexercised Award of such tandem grant shall automatically terminate. SARs may also be granted independently as an Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

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Section 7.2    Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Chief Financial Officer of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as determined in the sole discretion of the Committee, and the timing of such payment shall be specified in the Award Agreement with respect to each SAR.

Section 7.3    Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or any Subsidiary on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII

PERFORMANCE UNITS

Section 8.1    Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Performance Unit Award shall be evidenced by an Award Agreement executed by the Company and the Participant containing such terms and conditions as the Committee may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2    Conditions of Awards; Payment. Each Performance Unit Award shall state the target, maximum and minimum number of Performance Units payable upon the achievement of performance targets based on the Performance Measures. Such performance targets may be made subject to adjustment for specified significant extraordinary items or events. The Committee shall also establish such other terms and conditions as it deems appropriate to such Performance Unit Award. The Performance Unit Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

Section 8.3    162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article VIII, all Performance Unit Awards shall be granted and administered as provided in Section 3.4 herein.

ARTICLE IX

PERFORMANCE BONUS

Section 9.1    Grant of Performance Bonus. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Bonuses to certain Eligible Employees selected for participation.

Section 9.2    Conditions of Award; Payment. The Committee will determine the amount to be paid as a Performance Bonus upon the achievement of performance targets based on the Performance Measures. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus shall be

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made within 60 days of the Committee’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Committee.

Section 9.3    162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article IX, all Performance Bonuses shall be granted and administered as provided in Section 3.4 herein.

ARTICLE X

RECAPITALIZATION OR REORGANIZATION

Section 10.1    No Effect on Right or Power. Subject to the other provisions of this Plan, the existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10.2    Change in Control Events.

(a) Effect on Options. Upon the occurrence of a Change in Control Event, in addition to any adjustments required by Section 10.3, no later than (i) 10 days after the approval by the shareholders of the Company of a merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or (ii) 30 days after a Change of Control Event of the type described in clause (a) of the definition of “Change of Control Event,” the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control Event) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the “Change of Control Value” (as calculated pursuant to Section 10.2(b) below) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control Event (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), as determined by the Committee in its sole discretion.

(b) Change of Control Value. For purposes of Section 10.2(a) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in a merger, consolidation, sale of assets or dissolution

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transaction whereby a Change of Control Event takes place, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control Event takes place, or (iii) if such Change of Control Event occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Section 10.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

(c) Effect on Other Awards. Notwithstanding any other provision in this Plan to the contrary, specifically including Section 3.4 for Awards subject to Performance Measures, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event unless otherwise determined by the Committee, which may, acting in its sole discretion without the consent or approval of any Participant, require all or selected Participants to surrender to the Company some or all of the outstanding Performance Bonus Awards and Performance Unit Awards as of a date, before or after a Change of Control Event, specified by the Committee. Upon the surrender of a Performance Bonus Award or Performance Unit Award, the Committee shall cancel or arrange for the cancellation of Awards in exchange for cash payments, equity securities or other consideration to Participants, on such terms as the Committee determines are appropriate.

Section 10.3    Changes in Capitalization; Reorganizations. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, stock splits or dividends, exchanges or other relevant changes in capitalization or extraordinary distributions to the holders of Common Stock occurring after the Date of Grant of any Award and not otherwise provided for by this Article X, such Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or extraordinary distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article X, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, Options generally, SARs, Restricted Stock Awards and Performance Unit Awards, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent such adjustment is appropriate as determined by the Committee, whose determination shall be conclusive, subject to any approval of the shareholders required by any stock exchange or in order to comply with any tax qualification requirements. Notwithstanding the foregoing, the issuance of additional shares of Common Stock by the Company for cash or other consideration that does not affect the holders of shares of Common Stock other than by diluting their interests will not result in any adjustment to any Award.

Section 10.4    Shareholder Action. Any adjustment provided for in this Article X shall be subject to any required shareholder action.

Section 10.5    No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. The Committee shall, in its sole discretion, determine the manner in which fractional shares arising pursuant to any such adjustment.

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ARTICLE XI

GENERAL

Section 11.1    Amendment or Termination of Plan. The Committee may at any time amend, alter or discontinue the Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. No amendment, alteration or discontinuation of the Plan shall adversely affect Awards made prior to the time of such amendment, alteration or discontinuation, except with the consent of the Participants.

Section 11.2    Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments that would impair the rights of a Participant with respect to an Award theretofore granted shall require the Participant’s consent.

Section 11.3    Termination of Employment; Termination of Service. Except as expressly provided by the terms of this Plan, in the event an Eligible Employee or a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Award Agreement evidencing such Award or by the Committee.

Section 11.4    Limited Transferability — Options. During a Participant’s lifetime, an Option may be exercisable only by the Participant, and Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing or any other provisions of the Plan, to the extent permitted by applicable law, the Committee may, in its sole discretion, permit recipients of Nonqualified Stock Options to transfer such Options by gift or other means pursuant to which no consideration is given for such transfer. The Committee shall impose in connection with any Nonqualified Stock Options transferred pursuant to the foregoing sentence such limitations and restrictions as it deems appropriate. No transfer pursuant to this Section 11.4 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void ab initio. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.4, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; provided, however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.5    Withholding Taxes. Unless otherwise paid by the Participant, the Company or a Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of

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payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

Section 11.6    Regulatory Approval and Listings. The Company from time to time shall take such steps as may be necessary to cause the shares of Common Stock issuable under the Plan to be registered under the Securities Act of 1933, as amended, and such other federal or state securities laws as may be applicable. The Company shall also from time to time take such steps as may be necessary to list the shares of Common Stock issuable under the Plan for trading on such stock exchanges on which the Company’s then outstanding shares are admitted to listed trading.

Section 11.7    Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company or a Subsidiary, which reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.8    Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and any Subsidiary and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.9    Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.10    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

Section 11.11    Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.12    No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.13    Other Bonus Plans. The Plan shall not be construed to limit the Company from awarding cash bonuses to employees of the Company or any Subsidiary, including discretionary bonuses, that are not required to meet any specific performance criteria and are not intended to qualify as performance based compensation under Section 162(m) of the Code.

GMX RESOURCES INC. Amended and

Restated 2008 Long-Term Incentive Plan

EXHIBIT A

GMX RESOURCES INC.

Amended and Restated 2008 Long-Term Incentive Plan

Performance Criteria

Operational Criteria may include:

•	Reserve additions/replacements

•	Finding and development costs

•	Production volume

•	Production costs

Financial Criteria may include:

•	Earnings

•	Net income

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•	Earnings per share

•	Cash flow

•	Cash flow per share

•	EBITDA per share

•	Operating income

•	General and administrative expenses

•	Debt to equity ratio

•	Debt to cash flow

•	Debt to EBITDA

•	EBITDA to interest

•	Return on assets

•	Return on equity

•	Return on invested capital

•	Profit returns/margins

Stock Performance Criteria may include:

•	Stock price appreciation

•	Total shareholder return

•	Relative stock price performance

Appendix C

GMX RESOURCES INC.

AUDIT COMMITTEE CHARTER

(As Amended and Restated December 11, 2009)

1. Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of GMX RESOURCES INC. (the “Company”) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

2. Membership and Qualifications

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall be financially literate and meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At least one member of the Audit Committee shall have the financial management expertise as required by the NYSE.

If a member of the Audit Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent.

The members of the Audit Committee shall be appointed annually and may be replaced by the Board at any time.

One member of the Audit Committee shall be designated as Chairman of the Audit Committee by the Board. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, which shall include scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

3. Meetings and Other Actions

The Audit Committee shall meet as often as it determines to be necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with Company management, the Company’s internal auditor, and the Company’s independent registered public accounting firm, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4. Responsibilities and Authority

The Audit Committee shall have the sole authority to appoint, retain, determine funding for, and oversee the Company’s independent registered public accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or related services for the Company. The independent registered public accounting firm shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or related services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee shall perform an annual self-evaluation of the Audit Committee’s performance and shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

A.	Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

B.	Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent registered public accounting firm’s review of the quarterly financial statements.

C.	Discuss with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations as well as significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

D.	Review and discuss with management and the independent registered public accounting firm any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

E.	Review and discuss with management (including the internal auditor) and the independent registered public accounting firm the Company’s internal control report and the independent registered public accounting firm’s attestation of the report prior to the filing of the Company’s Form 10-K.

F.	Review and discuss quarterly reports from the independent registered public accounting firm on:

•	all critical accounting policies and practices to be used;

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and

•	Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

G.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

H.	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

I.	Review and discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, any accounting adjustments that were noted or proposed by the independent registered public accounting firm but were “passed” (as immaterial or otherwise), any communications between the audit team and the independent registered public accounting firm’s national office regarding auditing or accounting issues presented by the engagement, any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accounting firm to the Company, and the responsibilities, budget and staffing of the Company’s internal audit function.

J.	Review the certifications of the Company’s principal executive officer and principal financial officer (when required by applicable SEC rules) for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

K.	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

L.	Discuss with management (a) the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures and (b) the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

Oversight of the Company’s Relationship with the Independent Registered Public Accounting Firm

A.	Review and evaluate the lead partner of the independent registered public accounting firm team.

B.	Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent registered public accounting firm and the Company.

C.	Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the independent registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and taking into account the opinions of management and the Company’s internal auditor. The Audit Committee shall also consider whether there should be a regular rotation of the independent registered public accounting firm itself. The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.

D.	Obtain from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Standards Board Standard 1. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and for purposes of taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

E.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

F.	Make a recommendation to the Board with respect to the Company’s proposed hiring of employees or former employees of the independent registered public accounting firm and set clear hiring policies for employees or former employees of the independent registered public accounting firm, in conformity with any applicable agreements between the Company and the independent registered public accounting firm.

G.	Discuss with the independent registered public accounting firm material issues on which the national office of the independent registered public accounting firm was consulted by the Company’s audit team.

H.	Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

A.	Review the appointment and replacement of the senior internal auditor, including the outsourcing of the Company’s internal audit function to a third party service provider other than the Company’s independent registered public accounting firm.

B.	Review the significant reports to management prepared by the internal auditor and management’s responses.

C.	Discuss with the independent registered public accounting firm and management the internal auditor’s responsibilities, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

A.	Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

B.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics.

C.	Approve all related party transactions.

D.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

E.	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

F.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

5. Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

Appendix D

GMX RESOURCES INC.

COMPENSATION COMMITTEE CHARTER

(As Amended and Restated December 11, 2009)

1. Purpose

The Compensation Committee (the “Committee”) shall evaluate and report to the full Board of Directors (the “Board”) of GMX RESOURCES INC. (the “Company”), the compensation of the directors and officers of the Company to assure that they are compensated effectively in a manner consistent with the overall objectives of the Company, taking into consideration historical compensation levels, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies.

2. Membership and Qualifications

The Committee shall consist of two or more “independent directors” as defined in and determined pursuant to the New York Stock Exchange Listed Company Manual. The Committee members shall be elected annually by the Board for terms of one year, or until their successors shall be duly elected and qualified. The Board may remove any Committee member at any time. Unless a Committee Chairman is elected by the full Board, the Committee members may designate a Chairman.

3. Meetings and Other Actions

The Committee will meet in person at least once a year and at such additional times as may be necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee or the Chief Executive Officer of the Company. All meetings of and other actions by the Committee shall be held and taken pursuant to the Bylaws of the Company, including Bylaw provisions governing notice of meetings and waiver thereof, the number of Committee members required to take actions at meetings and by written consent, and other related matters.

Reports of meetings of and actions taken at meetings or by consent by the Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) shall be made by the Committee Chairman or his/her delegate to the Board at its next regularly scheduled meeting following the Committee meeting or action and shall be accompanied by any recommendations from the Committee to the Board. In addition, the Committee Chairman or his/her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

4. Responsibilities and Authority

In carrying out its duties, the Committee shall have the following responsibilities and authority (it being understood that the Committee may condition its approval of any compensation decision on Board ratification to the extent required to comply with applicable tax law or SEC Rule 16b-3):

A.	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, other executive officers and the directors of the Company.

B.

Annually evaluate the performance and compensation of the Chief Executive Officer in light of the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and determine and approve the amounts and individual elements of total compensation for the Chief Executive Officer consistent with the Company’s compensation objectives. The Chief Executive Officer may give a report to, and answer questions from, the Compensation Committee relating to his or her performance and compensation, but shall not be present during voting or deliberations. In

D-1

determining the long-term incentive element of the Chief Executive Officer’s compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

C.	Annually evaluate in conjunction with the Chief Executive Officer the performance and compensation of other executive officers and approve the individual elements of total compensation for each such person.

D.	Annually evaluate the compensation of the directors of the Company and approve the individual elements of total compensation for each such person.

E.	Periodically evaluate in conjunction with the Chief Executive Officer the terms and administration of the Company’s annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with the Company’s compensation objectives as to participation, annual incentive awards, corporate financial goals, actual awards paid to the Company’s executive officers, and total funds reserved for payment under the compensation plans, if any.

F.	Periodically evaluate in conjunction with the Chief Executive Officer (and recommend for approval any proposed amendments to) existing equity-related plans and evaluate and recommend for approval the adoption of any new equity-related plans, in each case if any of the Company’s executive officers or directors may participate in any such plan, and determine when it is necessary (based on advice of counsel) or otherwise desirable: (a) to modify, discontinue or supplement any such plans; or (b) to submit such amendment or adoption to a vote of the Company’s shareholders.

G.	Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (“SEC”) and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

H.	Produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with Item 407 of Regulation S-K of the SEC.

I.	Perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of and, if appropriate, propose to the Board any desired changes in, the Committee’s Charter.

J.	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of the Company and/or the Chairman of the Board, or as designated in plan documents.

K.	Form and delegate authority to subcommittees when appropriate.

5. Additional Resources

The Committee shall have the right to use reasonable amounts of time of the Company’s internal staff and the Company’s outside counsel and may hire independent compensation experts, attorneys and other consultants to assist and advise the Committee in connection with its responsibilities, each on such fees and other engagement terms as the Committee deems appropriate. The Committee shall not be entitled to use the Company’s independent accountants for any assistance unless the Company’s Audit Committee shall have determined that the rendering of any services is permissible.

D-2

Appendix E

GMX RESOURCES INC.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

(As Amended and Restated December 11, 2009)

1. Purpose

The Nominating/Corporate Governance Committee (the “Committee”) shall assist the full Board of Directors (the “Board”) of GMX RESOURCES INC. (the “Company”) in selecting individuals qualified for service on the Board of the Company and evaluating their performance.

2. Membership and Qualifications

The Committee shall consist of two or more “independent directors” as defined in and determined pursuant to the New York Stock Exchange Listed Company Manual (the “NYSE Manual”). The Committee members shall be elected by the Board annually for terms of one year, or until their successors shall be duly elected and qualified. The Board may remove any Committee member at any time. Unless a Committee Chairman is elected by the full Board, the Committee members may designate a Chairman.

3. Meetings and Other Actions

The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee or at the request of the Chief Executive Officer. All meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company’s Bylaws, including Bylaw provisions governing notices of meetings, waivers thereof, the number of Committee members required to take actions at meetings or by written consent, and other related matters.

Reports of meetings of and actions taken at meetings or by consent by the Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) shall be made by the Committee Chairman or his/her delegate to the Board at its next regularly scheduled meeting following the Committee meeting or action and shall be accompanied by any recommendations from the Committee to the Board. In addition, the Committee Chairman or his/her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

4. Responsibilities and Authority

In carrying out its duties, the Committee shall have the following responsibilities and authority:

A.	Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

B.	Make recommendations to the Board for the selection of directors in accordance with the criteria set forth below:

•

Director selection should include at least enough independent directors (as defined in and determined pursuant to the NYSE Manual and the rules of the Securities and Exchange Commission (“SEC”)) so that independent directors constitute a majority of the Board.

•

Independent directors should have appropriate skills, experiences and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by independent directors.

•

The Chief Executive Officer of the Company shall be a director and, depending on the circumstances, certain other members of management, as well as certain individuals having relationships with the Company that prevent them from being independent directors, may be appropriate members of the Board.

•	Each director should:

•	Be an individual of the highest character and integrity;

•	Be free of any interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member, including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to Board and committee responsibilities, and preparing for, attending and participating in Board and committee meetings; and

•	Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

•

The Committee should consider candidates for directors who have skills, experiences (whether in business or in other areas such as public service or academia), particular areas of expertise, specific backgrounds, and other characteristics that should enhance the diversity of the Board and should also enhance effectiveness of the Board and its committees.

C.	Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or renominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based on the extent to which such individual meets the criteria above.

•

Each decision to renominate incumbent directors should be based on a careful consideration of each such individual’s contributions, including the value of his/her experience as a director of the Company, the availability of new director candidates, if any, who may offer unique contributions, and the Company’s changing needs.

D.	Diligently seek to identify potential director candidates who will strengthen the Board.

E.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify potential director candidates, and the Committee shall have the sole authority to approve any such search firm’s fees and other engagement terms.

F.	Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders and to be added to the Board at any other times due to Board expansions, director resignations or retirements or other vacancies.

G.	Monitor the performance of directors to assure that they are fulfilling their responsibilities in accordance with the criteria set forth above, and if any serious problems are identified, work with such director to resolve such problems or, if necessary, request such director’s resignation or recommend to the Board such director’s removal.

H.	Monitor the performance of the Company’s executive officers to assure that they are fulfilling their responsibilities in accordance with the direction provided by the Board, and if any serious problems are identified, work with such executive officer to resolve such problems or, if necessary, seek such executive officer’s resignation or recommend to the Board such person’s removal.

I.	Develop and recommend to the Board annually policies regarding succession planning of the Chief Executive Officer, particularly in the event of an emergency involving, or the retirement of, the Chief Executive Officer.

J.	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

K.	Perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of, and if appropriate propose to the Board any appropriate changes in, the Committee Charter.

L.	Form and delegate authority to subcommittees when appropriate.

M.	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

5. Nominations by Shareholders

The Committee will consider recommendations from shareholders for nomination as a director. Any such recommendation should be addressed to the Company’s corporate secretary and should contain (i) the name, address, telephone number and number of shares owned by the shareholder making the recommendation and a statement that the shareholder has a good faith intent to remain as a shareholder until the Company’s next annual meeting of shareholders; (ii) the information about the proposed nominee that would be required to be disclosed by the applicable rules of the SEC if the nominee were nominated; (iii) a description of any relationship between the nominee and the shareholder making the recommendation; (iv) any additional information that the shareholder desires to submit addressing the reasons that the nominee should be nominated for election as a director; and (v) a consent of the nominee to be interviewed by the Committee if requested and to serve on the Board if nominated and elected. Any recommendation should be submitted at least 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. There are no specific minimum qualifications for shareholder nominees, other than those set forth herein.

6. Communications with Directors

The Committee will recommend procedures for persons to communicate with directors. The following procedures will be in effect until changed by the Committee. Any person, including any security holder, desiring to communicate with, or make any concerns known to, the Company, directors generally, non-management directors or an individual director only may do so by submitting them in writing to the Secretary of the Company, with information to identify the person submitting the communication or concern, including name, address, telephone number and e-mail address (if applicable) together with information indicating the relationship of such person to the Company. The Secretary will be responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company may institute appropriate procedures to establish the authenticity of any communication or concern before forwarding. The Company will not be obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.

7. Additional Resources

The Committee shall have the right to use reasonable amounts of time of the Company’s internal staff and services and may hire independent consultants, including counsel, to assist and advise the Committee in connection with its responsibilities. The Committee shall have the sole authority to retain or terminate any such consultant, including the authority to approve the consultant’s fees and other engagement terms. The Committee shall not be entitled to use the Company’s independent accountants for any assistance unless the Company’s Audit Committee shall have determined that the rendering of any services is permissible.

APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING

SUPPLEMENTAL INFORMATION REQUIRED TO BE PROVIDED TO THE SECURITIES AND

EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the preliminary proxy materials of GMX RESOURCES INC. (the “Company”) relating to the 2010 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the proxy statement and will not be provided to shareholders in connection with the proxy statement.

I.	The Company intends to release definitive proxy materials to shareholders on or about April 19, 2010.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GMX RESOURCES INC.

9400 NORTH BROADWAY, SUITE 600

OKLAHOMA CITY, OKLAHOMA 73114

(405) 600-0711

The undersigned hereby appoints James A. Merrill and Teresa Jacobs, or either of them, as proxies (the “Proxies”), each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of GMX RESOURCES INC. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 20, 2010, or any reconvention thereof.

Please mark your votes as indicated in this example:  ☒

Item 1. ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL
Nominees:	☐	☐

Ken L. Kenworthy, Jr.

T. J. Boismier

Steven Craig

Ken L. Kenworthy, Sr.

Jon W. “Tucker” McHugh

Michael G. Cook

Thomas G. Casso

WITHHELD FOR (Write nominee name(s) in the space provided):

Item 2.	APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE MAXIMUM NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES

FOR	AGAINST	ABSTAIN
☐	☐	☐

Item 3.	APPROVAL OF AMENDMENT TO 2008 LONG-TERM INCENTIVE PLAN TO INCREASE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE 2008 LONG-TERM INCENTIVE PLAN FROM 750,000 SHARES TO 1,750,000 SHARES

FOR	AGAINST	ABSTAIN
☐	☐	☐

Item 4.	RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Company’s board of directors, to the extent permitted by law. As to Items 1, 2, 3 and 4, this Proxy will be voted as directed, but if no directions are indicated, it will, to the extent permitted by law, be voted FOR the nominees listed in Item 1, FOR the approval of Item 2, FOR the approval of Item 3 and FOR the approval of Item 4.

Signature(s)

Date

NOTE:	Please sign as name appears hereon. Only one joint owner is required to sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.